IXORA

                              EXCLUSIVE WORLD WIDE
                                    LICENCE,
                                     SUPPLY
                                 and SHAREHOLDER
                                   AGREEMENTS



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                          LICENCE and SUPPLY AGREEMENT

                                                                  Page

DEFINITIONS:                                                       2

ARTICLE  I        DEVELOPMENT OF PRODUCTS                          3

ARTICLE 2         PATENT PROSECUTION                               7

ARTICLE 3         SALES AND CONSIDERATION TO LAM                  10

ARTICLE 4         PUBLIC COMPANY AND ASSOCIATED MATTERS           16

ARTICLE 5         TERMS OF SUPPLY                                 16

ARTICLE 6         PRICE AND PAYMENT                               22

ARTICLE 7         QUALITY CONTROL                                 23

ARTICLE 8         RECALL                                          25

ARTICLE 9         REPRESENTATIONS AND WARRANTIES                  25

ARTICLE 10        CONFIDENTIALITY                                 28

ARTICLE 11        TERM AND REMEDY                                 29

ARTICLE 12        INSURANCE AND INDEMNIFICATION                   31

ARTICLE 13        FORCE MAJEURE                                   33

ARTICLE 14              DISPUTES; Arbitration                     33

ARTICLE 15        GENERAL                                         35

Schedule "A"            "Products"                                39

Schedule "B"            "Patents Rights"                          40

Schedule "C       "Other Patent Rights"                           41

Schedule "D"      Expenses incurred or accrued to the end
                  of Jan 31, 1999 (Section 1.5(a))                42

Schedule "E"            FINANCIAL STATEMENTS (section 9.2(e))     44

Schedule "F"            AUTHORIZED CAPITAL STOCK OF IXORA BIO.COM
                                    (section 3.4(3))              46


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                EXCLUSIVE WORLD WIDE LICENCE AND SUPPLY AGREEMENT

THIS AGREEMENT substitutes and restates in its entirety the Agreement between the parties effective as of December 31, 1997. This agreement is effective upon execution.

B E T W E E N:

LAM PHARMACEUTICAL CORP., a corporation organized and existing under the laws of Delaware hereinafter designated as "LAM"

-and-

IXORA BIOMEDICAL COMPANY INC., a corporation organized and existing under the laws of Delaware hereinafter designated as "IXORA"

(Both LAM and IXORA are hereinafter sometimes collectively referred to as the "Parties", and each may be referred to in the singular as a "Party").

WHEREAS LAM is in the process of researching and developing, and will continue to research and develop, products for the purpose of treating male sexual dysfunction and female sexual dysfunction in humans and animals;

AND WHEREAS LAM has or is in the process of making application for certain patents, as more fully described on Schedule "B" to which Ixora has exclusive rights to, hereto (the patents and patent applications including divisionals, continuations, reissues, substitutes, extensions thereof and foreign applications claiming priority therefrom;"Patents Rights");

AND WHEREAS LAM has or is in the process of making application for certain patents, as more fully described on Schedule "C" to which Ixora has rights to operate under, hereto (the patent applications and patents, including divisionals, continuations, reissues, substitutes, extensions thereof and foreign applications claiming priority therefrom, being herein referred to as the "Other Patent Rights" );

AND WHEREAS IXORA desires to be entitled to commercially market and sell the Products (as defined in Schedule "A") in all countries of the world (the "Territory") to third parties under its own brand names or otherwise;

AND WHEREAS LAM desires to grant to IXORA an exclusive, world-wide license, with a right of sub-license, in the Field of Use (as defined in Schedule "A") to all


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the  Patent  Rights,  subject  to the terms of this  Agreement,  to use and sell
Products; whose manufacture, sale or use is claimed in the Patent Rights.

AND WHEREAS IXORA acknowledges the risks and uncertainties related to the development of the Products and acknowledges that further development is required before the Products may be suitable/approved for full and unrestricted commercial marketing and sale in certain jurisdictions within the Territory, which development LAM agrees to continue to undertake

AND WHEREAS  all Schedules attached hereto form part of this Agreement;

AND WHEREAS this Agreement has been duly negotiated between the Parties.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, LAM and IXORA mutually agree as follows:

DEFINITIONS:
Term                                 where defined         first used
Additional Rights                         2.9              2.9
Beneficial       Therapeutic             1.1b              1.1
Effect
Commercial Sales                       3.5b(iv)            3.5a(i)
Commercially Viable                      1.1c              1.1
Change of Control                        15.13             11.4
Field of Use                         Schedule "A"          5th. Whereas
Improvement                              5.8f              5.8f
Manufacturer                             5.7a              5.6
Manufacturing Agreement                  5.7a              5.7a
Manufacturing Know How                 5.8a(iii)           5.8a(iii)
Marketing Territory                  4th. Whereas          4th. Whereas
Other Patent Rights                  Schedule "C"          3rd. Whereas
Patent Rights                        Schedule "B"          2nd. Whereas
Party                                   page 1             page1
Parties                                  page1             page1
Performance Profile                      1.1b              1.1b
Preliminary Study                      3.11c(ii)           3.11c(ii)
Process                                  5.8a              5.7a
Product                              Schedule "A"          4th. Whereas
Product Availability Date                5.10b             5.10b
Research                                 3.11c             3.11c
Research Request                       3.11c(i)            3.11c(i)
Specification                         not defined          used often
Target Application                       3.11c             1.1b
Territory                            4th. Whereas          4th. Whereas




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                                    ARTICLE I

DEVELOPMENT OF PRODUCTS

1.1LAM shall perform, carry out diligently,  faithfully and to the best of LAM's ability its obligations hereunder and shall use its best efforts to research and develop Products with a Beneficial Therapeutic Effect that can be rendered Commercially Viable in the most cost and time effective/efficient manner.
a) After the same has been rendered Commercially Viable, LAM will continue to improve and develop and modify the Products in such manner as may be necessary in order to continue to make the Products Commercially Viable and therapeutically beneficial. LAM shall provide IXORA with technical assistance relating to the development and marketing of the Products as reasonably requested by IXORA. Initial contact hereunder will be on at least a monthly basis unless otherwise agreed by the Parties.
b) For a product to be considered a Product, the results of the product research and development efforts as contemplated herein must provide: 1) Ixora with documentation of the NDA approval from the FDA and an estimation of its capablity of being rendered Commercially Viable, or 2) for a product not requiring FDA approval, IXORA with an independent legal opinion from an arm's length third party satisfactory to IXORA and with statistically significant clinical evidence from an arm's length third party satisfactory to IXORA, acting reasonably, that such substance demonstrates clinically an efficacious (effective in treating the target condition in a timely manner) and efficient (without side effects or if any exists such being safe to the user) (collectively the) "Performance Profile" (herein referred to Beneficial Therapeutic Effect) to treat the Target Application and an estimation of its capablity of being rendered Commercially Viable.
c) Commercially Viable refers to a Product comparing favorably to other therapeutically effective alternatives if available for the Target Application including, without limitation, a consideration of the potential cost to manufacture such product to enable Ixora to establish a minimum price to achieve profitability and the therapeutic effects of such product when compared to actual or known foreseeable competitive alternatives.


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1.2IXORA  shall,  in  its  sole  and  absolute   discretion,   decide  upon  the
   jurisdictions in which to seek government approvals, licenses, registrations, clearances or other authorizations of any federal, state, provincial, local
   or  other  authorized   regulatory  agency,   department,   bureau  or  other
   governmental  entity  necessary  for  the  use,  storage,   import,   export,
   transport, marketing, sale and distribution of Products (which list of jurisdictions may from time to time be added to or deleted from by IXORA in its sole and absolute discretion, being herein referred to as the "Marketing Territory"). IXORA shall give notice from time to time to LAM of the jurisdictions comprising the Marketing Territory. IXORA and/or LAM will use reasonable efforts to make the required applications and take such other necessary action to obtain the necessary government approvals, licenses, and registrations, clearances or other authorizations, and both parties agree to assist each other in this respect to the best of each parties abilities.

1.3IXORA and/or LAM shall use reasonable efforts to obtain and maintain throughout the continuation of this Agreement all necessary approvals, licenses, and registrations, clearances or other authorizations for Products required by government and/or regulatory authorities having jurisdiction over the importation, handling, use, sale or distribution of Products in the Marketing Territory. Both parties agree to use its reasonable efforts to assist each other in pursuing such approvals, licenses, registrations, clearances or other authorizations.

1.4IXORA shall have the sole right and responsibility to take such actions with respect to the Products as would normally be done in accordance with accepted business practices and legal requirements to obtain and maintain the authorization and/or ability to market a product in the Marketing Territory, including, without limitation, the following:

(1)responding to product and medical complaints relating to the Products (it being understood that LAM shall promptly refer any possible adverse effects and any complaints which it receives and which may relate, directly or indirectly, to the Products, to IXORA and that IXORA shall promptly refer any possible adverse effects and any complaints which it receives and which may relate, directly or indirectly, to the Products, to LAM); and

(2)communicating   with  any   governmental   agencies  and   satisfying   their
   requirements regarding the authorization and/or continued authorization to market the Products in commercial quantities in the Marketing Territory.

1.5(a) IXORA agrees, upon the signing of this Agreement, to reimburse LAM for all commercially reasonable expenses that LAM has incurred prior to December 31, 1999 directly relating to the development of the Products to render the same commercially marketable and saleable in the Marketing Territory, including all costs relating to the following categories of expenses:


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(1)   raw materials and disposables;
(2)   development costs;
(3) compensation of all LAM personnel involved in the development of the Products, including their out-of-pocket expenses (but only to the extent their compensation relates directly to the amount of time such personnel devoted to the development of the Products);
(4) patent procurement and maintenance  costs; (5) clinical trial expenses;  and
(6) FDA legal analyses.

Allsuch expenses incurred or accrued to December 31, 1999 are identified on Schedule "D" hereto. Such reimbursement shall occur in the following schedule of payments; i) $35,000 within 60 days of signing to Nath & Associates, ii) another $41,000 within 90 days of signing to Nath & Associates, and iii) the balance of $75,000 to LAM within 120 days of signing.

(b)IXORA also agrees, upon the signing of this Agreement, to reimburse LAM for all commercially reasonable and prudent expenses that LAM incurs after January 1, 2000 directly relating to the development of the Products, to render the same commercially marketable and saleable in the Marketing Territory, and for projects with a cost exceeding $10,000/quarter, that (i) LAM has obtained IXORA's prior written approval (ii) a detailed budget, acceptable to Ixora, is submitted to IXORA by LAM in respect of such expenses, (iii) such expenses are incurred in accordance with and as contemplated in such budget and approval, and (iv) such costs relate to the following categories of expenses:

(1)   raw materials and disposables;
(2)   development costs;
(3) compensation of all LAM personnel involved in the development of the Products including their out-of-pocket expenses (but only to the extent their compensation relates directly to the amount of time such personnel devoted to the development of the Products); and
(4) patent procurement and maintenance  costs; (5) clinical trial expenses;  and
(6) FDA legal analyses.

Payments to LAM under this Article shall be due on the later of (i) 60 days after receipt by IXORA of an invoice specifying in detail the expenses to be reimbursed or (ii) 120 days after the execution of this Agreement.

c) Contemporaneously with the submission of any expenses of the nature contemplated in this section, IXORA shall be provided with copies of invoices and other evidence satisfactory to IXORA, acting reasonably, substantiating LAM's entitlement to be reimbursed hereunder.


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d) Upon  and  after  execution  of  this  Agreement,  the  persons  who  will be conducting clinical trials and providing FDA and other regulatory analysis in connection with matters relating to this Agreement including, without limitation, the use, storage, import, export, transport, marketing, sale and distribution of Products shall be such persons as are agreeable to IXORA and LAM, acting reasonably.

1.6LAM shall keep true and accurate records and books of account containing all data reasonably required for the computing of and verification of the expenses to be reimbursed in accordance with this Article. Such expense records shall be retained for at least the period of time that documentation must be preserved in accordance with the requirements and guidelines of applicable government authorities (but in no event less than five years) following reimbursement therefor and shall be available during normal business hours for inspection by an independent third party audit arranged by IXORA within one year of the close of the fiscal year in which the expenses were incurred for the purpose of verifying reports and expenses hereunder. In the event that any such inspection shows an over-reporting and overpayment for any annual period, then IXORA shall be entitled to deduct the overpayment amount from the next payment due to LAM hereunder, whether it be for reimbursement purposes or royalty purposes, as well as to deduct on an overpayment in excess of $10,000 therefrom interest which would have accrued on the overpayment amount at two percent above the U.S. prime rate (calculated from time to time from the date such overpayment amount was paid to the date of actual deduction). In the event that any such inspection shows an overpayment in excess of two percent, then IXORA shall also be entitled to deduct the cost of the inspection from the next payment due to LAM hereunder, whether it be for reimbursement purposes or royalty purposes.

1.7LAM will, from time to time during the term of this  Agreement,  enter into a consulting/employment contract(s) with key person(s) with substantial industry research, experience and capabilities, to apply LAM's technology to ensure LAM can satisfy Ixora's present and ongoing Product development needs. Such key persons will be identified to Ixora by LAM as a matter of the Parties ongoing business relationship enabling Ixora to remain informed on a timely basis as to the terms and conditions of such contracts and key person(s) association with LAM. Such contract shall include confidentiality and non-competition provisions.
   IXORA shall be entitled to take out and maintain a key person(s) life insurance policy on such person(s) in such amounts and on such terms and conditions as IXORA may from time to time determine. IXORA will be the sole beneficiary of said policy. In the event that IXORA wishes to obtain substitute or additional insurance, LAM will use its reasonable best efforts to cause such key person(s) to offer such assistance and cooperation as may be necessary to obtain such insurance. Notwithstanding the foregoing, no provision herein shall exclude LAM or any third party from procuring and maintaining a life insurance policy on the lives of such key person(s). Such key person(s) upon the execution of this agreement are Alan Drizen and Michael Micalizzi.


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1.8LAM shall,  upon request from IXORA and in accordance  with the provisions of section 3.11, engage in research and development with a view to providing IXORA on a timely basis with Products to treat conditions of the nature contemplated on Schedule "A" hereto.

1.9LAM shall, upon request from IXORA, provide IXORA on a timely basis with products which are to be used by IXORA in connection with clinical trials associated with the Products, payment for which products shall be made in accordance with the principles of section 1.5 hereof.

1.10 Upon the effective date and during the term of this Agreement LAM agrees to grant and herewith grants to Ixora a world wide exclusive license to sell, use, market, (and, for the purposes contemplated in sections 5.8, 5.9 and 11.4 hereof, to make and have made) etc. Products with the right to sublicense the same under the Patent Rights in the Field of Use; provided, that a right of use shall extend to Other Patent Rights as set forth in Schedule "C" which are owned or controlled by LAM and which are generic to or would dominate the Patent Rights but only to the extent that the practice that any invention covered by the Products would necessarily infringe the Other Patents Rights set for in Schedule "C".

                                    ARTICLE 2

PATENT PROSECUTION

2.1LAM shall, except as otherwise provided in this Agreement, be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents specifically within the Patent Rights at IXORA's expense. Following the date of this Agreement, IXORA shall be given reasonable opportunity to advise LAM in such filing, prosecution and maintenance and shall be provided with copies of all documentation and correspondence regarding such filing, prosecution and maintenance of patents and filed patent applications within the Patent Rights.
a) Title to inventions relating to LAM's ionic polymer matrix technology or Products employing LAM's ionic polymer matrix technology for application in the Field of Use and to patent applications and patents thereon made independently by employees of either LAM or Ixora or jointly by employees of both Parties during the term of and arising from work performed under this Agreement shall reside in LAM, and any such inventions, patent applications or patents thereof shall be included and be part of the Patent Rights of this Agreement provided they fall within the Field of Use.
b) Title to inventions relating to technology unrelated to LAM's matrix technology or Products provided hereunder, and to patent applications and patents thereon made independently by employees of either LAM or Ixora during the term of this Agreement shall reside in LAM or Ixora (the party who develops the invention) and not be part of the Patent Rights of this Agreement.

c) In the event a Party elects not to file a patent application on a joint invention when it has a right to do so under 2.1a and 2.1b, then the other party may do so and the declining Party will assign its entire interest in the other Party.
d) LAM, Ixora and their employees shall execute any and all documents and instruments necessary for filing, obtaining, perfecting title and enforcing any patents for such inventions. The obligations of 2.1d shall continue beyond the expiration of this Agreement and shall be binding upon the assignees, executors, administrators or other legal representatives of LAM and Ixora and their respective employees.

2.2During the term of this Agreement, LAM and IXORA shall inform each other promptly in writing of any alleged infringement by third parties in respect of the Products and the Patent Rights and/or Other Patent Rights and of any evidence indicating such infringement.

2.3In the event that LAM determines not to prepare, file, prosecute and maintain a patent application and patent in a particular jurisdiction within the Territory solely in connection with the Patent Rights (or does not do so on an expeditious basis after being requested by IXORA in writing to do so) will result in a royalty reduction as set forth in 3.5(a)iii for the country in question.

2.4IXORA shall have the right, but shall not be obligated, to prosecute, on behalf of IXORA and LAM, all infringements of the Patent Rights at IXORA's expense. If IXORA determines to prosecute such infringements and has not been successful in persuading the alleged infringer to cease and desist or, at its sole discretion, decides not to bring suit against an alleged infringer within six months of notification of alleged infringement, it shall so notify LAM in writing, and LAM shall have the right, but shall not be obligated, to prosecute all infringements of the Patent Rights at its own expense, on behalf of IXORA and LAM.

2.5In the event that either LAM or IXORA shall initiate an infringement action as set out above, the other Party shall cooperate fully and shall supply such assistance as reasonably requested in prosecuting an infringement action by the Party initiating the proceedings. The Party which initiates and / or maintains such proceedings shall have sole control of, and be responsible for the costs associated with, that suit.

2.6Any damages received from any such action shall first be used to reimburse all reasonable expenses related to the litigation paid or to be paid by the initiator as per 2.5.
i) Wherein the Litigation does not require an infringer to remove said product from the market, the Patent Rights are then deemed non-exclusive and any royalties due LAM for Products involving such Patent Rights shall be consistent with 3.5(a)iii, providing that the Product is not covered by any other of the Patent Rights. Any remaining amounts of damages received from any such action shall be paid to Ixora and treated as forming part of Net Sales for the purposes of calculating royalties due to LAM hereunder.

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ii)Otherwise  all  remaining  amounts of damages  received  from any such action shall be divided evenly between LAM and Ixora.

2.7Should any Patent Rights licensed hereunder be declared invalid or held unenforceable by a decision of a court or other tribunal of competent jurisdiction on in the country in which the patent was granted be binding on all persons in said country, from which no appeal is or can be taken, then the construction placed upon said patent by said court or other tribunal shall be followed by the Parties hereto from and after the date of entry of the decree of said court or tribunal and royalties shall thereafter be payable to LAM in accordance with such construction for the country in which the Litigation occurred.
      The Parties will not dispute an interpretation within a country and Ixora agrees to pay the relative royalty rate according to section 3.5. This doesn't preclude Ixora or LAM from appealing a decision. If it becomes a non-exclusive product then the provisions dealing with non-exclusivity come into effect!

2.8Infringement Defense. Ixora shall have the right, but not the obligation, to defend and control any suit against Ixora, Ixora's sublicensees and/or LAM and LAM's affiliates alleging a Product and its relevant Patent Rights infringe any patent or other intellectual property right of a third party arising out of manufacture, use, sale or offer to sell or importation of a Product by Ixora or it's sublicensees. In the event of such suit, Ixora shall be responsible for the costs and expenses, including legal fees and costs, associated with such suit or action including those incurred by LAM in co-operating with Ixora. In the event the patent claim or any third party is held in a final and unappealable order of a court to be valid and infringed or Ixora with LAM's prior permission, enters into a settlement of such proceedings, Ixora shall pay the full amount of any damages and/or settlement amount due to such third party and LAM shall promptly reimburse Ixora 50% of such amounts.

      Ixora then pays the relevant royalty rate as per section 3.5.

2.9Option to License Additional Rights; Should LAM have reason to believe that LAM's acquired or developed technologies or alternate products employing said technologies not related to the Field of Use have application in the Field of Use, LAM agrees to provide Ixora with written notice setting forth in adequate detail the nature of a product application in the Field of Use and Ixora following receipt of such notice and within 30 days thereafter elects to engage in negotiations with LAM and advise LAM of the same to establish the terms and conditions upon which Ixora shall be permitted to obtain the exclusive right and responsibility to market and sell the product as a Product in the Field of Use (the "Additional Rights"). If Ixora elects to enter into such negotiations with LAM and has advised LAM as provided herein, then Ixora and LAM shall use their respective commercially reasonable efforts for a period of 90 calendar days, such 90 day period to commence on the day immediately succeeding the day on which Ixora affirmatively elects to so proceed, to negotiate in good faith the terms and conditions upon which Ixora shall be permitted to obtain the Additional Rights. If, following the conclusion of such 90 day period (or such later date if the duration of such period shall be extended by the mutual consent of Parties), a mutually acceptable agreement shall not have been executed and delivered by Parties, then LAM shall be permitted to pursue such other arrangements with another party for the marketing and sale of the product which shall not be of a lessor value to LAM than the terms and conditions Ixora was prepared to accept at the termination of the Parties negotiations or LAM first offers Ixora an option to match the terms and conditions LAM is prepared to accept from another party.

2.10 Ixora will use reasonable commercial efforts to include in Product packaging sold by Ixora, affiliated companies and sublicensees of Ixora the applicable patent(s) number licensed hereunder in accordance with each countries patent laws.

                                    ARTICLE 3

SALES AND CONSIDERATION TO LAM

3.1Throughout the term of this Agreement, IXORA agrees to use reasonable efforts to market, sell, distribute and commercially exploit the Products in the Marketing Territory.

   The parties acknowledge that IXORA and its employees and agents will be engaged initially to market products with the foregoing applications, treatments and fields of use for such technology.

   Ixora will, from time to time during the term of this Agreement, enter into a consulting/employment contract(s) with key person(s) with substantial management, experience and capabilities, to direct Ixora's efforts to ensure Ixora can address marketplace needs. Such key persons will be identified to LAM by Ixora as a matter of the Parties ongoing business relationship enabling LAM to remain informed on a timely basis as to the terms and conditions of such contracts and key person(s) association with Ixora. Such contract shall include confidentiality and non-competition provisions. Such key person(s) upon the execution of this agreement are John Easton and Ken Skoretz.

3.2During the term of this Agreement, IXORA shall create and develop, with the assistance and cooperation of LAM, sales and promotional materials relating to the Products for distribution to independent third parties.

3.3IXORA shall provide all promotional literature and promotional material, and LAM shall provide all clinical evaluation packages for IXORA's approval, relating to the Products, where applicable, to be used by IXORA. IXORA shall have access to and be entitled to review all data and records of LAM which are used or useful in connection with the preparation of the clinical evaluation packages, and shall be entitled to review and comment upon the clinical evaluation packages prior to their finalization (it being understood that the final decision making in respect of the contents of clinical evaluation packages, based upon the data and information which is submitted by LAM, shall be IXORA's). The Parties shall limit claims regarding the Products' efficacy and safety to those contained in such documentation, and shall consult with one another with respect to the information to be contained in the clinical evaluation packages.

3.4 In consideration of LAM entering into this Agreement, LAM shall receive from
IXORA:

(1) a payment of U.S. $200,000, which the Parties acknowledge has already been paid by IXORA to LAM;
(2) a payment of U.S. $300,000 which shall be payable 120 days after the execution of his Agreement;
(3) 2,025,000 common shares in the capital of IXORA, being 45% of the number of common shares in the capital of IXORA outstanding (on a fully-diluted basis) on the effective date of the original Agreement. The authorized capital stock of IXORA, immediately prior to the execution date of this Agreement and immediately after its execution, is shown in Schedule "F". IXORA hereby represents and warrants to LAM that all shares of common stock issued to LAM in accordance with this section, when issued, will be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws. Except as expressly set forth in this Agreement or on any Schedule hereto, there are no pre-emptive or other outstanding rights, warrants, options, conversion rights or agreements for the purchase or acquisition from IXORA of any shares of the capital stock or other securities of IXORA. With the exception of the Shareholder Agreement entered into between LAM, IXORA and certain Shareholders of Ixora dated May 1, 2000 (and signed contemporaneously with the execution of this Agreement), there are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any securities of IXORA or any IXORA Subsidiary (as hereinafter defined).
(4)   all other payments contemplated to be made by Ixora to LAM hereunder.

3.5(a) Subject to section 3.5(b) hereof, in further consideration of LAM entering into this Agreement and granting to IXORA the rights and licenses provided for herein employing LAM's patented technology as set forth in schedules "B" and "C", IXORA shall pay to LAM a running royalty at a rate of:

i) nine per cent (9%) of IXORA's Net Sales (as defined below) for FDA approved Products in respect of which Patent Rights and/or Other Patent Rights have not expired and/or have not been held to be invalid. However, beginning the third fiscal year of Commercial Sales of a Product, such royalty payments shall be credited by an amount equal to not more than 10% of such royalties to an aggregate maximum of the mutually agreed costs as per article 1.5 whether incurred by LAM or Ixora including any net costs incurred by Ixora in relation to Article 2 during the life of said Product for each such Product.

ii) six and one half percent (6.5%) of IXORA's Net Sales (as defined below) for all other Products in respect of which Patent Rights and/or Other Patent Rights have not expired and/or have not been held to be invalid. However, beginning the third fiscal year of Commercial Sales of a Product, such royalty payments shall be credited by an amount equal to not more than 10% of such royalties to an aggregate maximum of the mutually agreed costs as per article 1.5 whether incurred by LAM or Ixora including any net costs incurred by Ixora in relation to Article 2 during the life of said Product for each such Product.

iii) four and one half per cent (4.5%) of Ixora's Net Sales (as defined below) for Products in respect of which Patent Rights and/or Other Patent Rights have expired and/or been held to be invalid or those Products set forth in article 2.6(i). However, beginning the third fiscal year of Commercial Sales of a Product, such royalty payments shall be credited by an amount equal to not more than 10% of such royalties to an aggregate maximum of the mutually agreed costs as per article 1.5 whether incurred by LAM or Ixora including any net costs incurred by Ixora in relation to Article 2 during the life of said Product for each such Product.

3.5(b) IXORA agrees to pay to LAM a minimum royalty of :

i) $75,000 for the year ending the first full fiscal year of Commercial Sales for each Product in a mutually agreeable Territory, to be paid in quarterly payments with the first payment due at the close of the first quarter of the first such year as per herein provided;
ii) $150,000 for the year ending the second full fiscal year of Commercial Sales for each Product in a mutually agreeable Territory, to be paid in quarterly payments with the first payment due at the close of the first quarter of the second such year as per herein provided;
iii) and $250,000 for each full fiscal year of Commercial Sales for each Product in a mutually agreeable Territory thereafter to be paid in quarterly payments with the first payment due at the close of the first quarter of the each year thereafter as per herein provided;
iv) The total of all such minimum payment requirements as per 3.5(b) i, ii, iii in relation to Commercial Sales (the payment to Ixora for Products meeting specifications for said Product, delivered to a customer of Ixora's) shall not exceed $1,250,000 in any fiscal year for all Products.

   Any such payments shall be considered to be a credit against obligations of IXORA otherwise owing pursuant to section 3.5(a). If IXORA has otherwise paid any amount in royalties in respect of such year in respect of actual Net Sales pursuant to section 3.5(a), the amounts payable pursuant to this subsection 3.5(b) shall be reduced by the amounts actually paid in such year pursuant to section 3.5(a).

3.6IXORA shall within 60 days after the end of each fiscal quarter of IXORA while this Agreement is in effect and where there have been Net Sales, submit to LAM a report of IXORA's Net Sales during the preceding quarter year and the total amount of royalties due hereunder. IXORA shall, at the same time as submitting the report, remit to LAM any royalties then due and payable.

3.7In the event that IXORA is required by any law to withhold and/or make payments to tax authorities in respect of any payments payable by IXORA to LAM under this Agreement, the liability of IXORA under this Agreement shall be to that extent satisfied, and such amounts shall be deemed to have been paid to LAM on their due dates, for which LAM can verify through an independent third party audit at LAM's expense.

3.8IXORA shall keep true and accurate records and books of account containing all data reasonably required for the computing of and verification of royalties to be paid in accordance with this Article. Such records shall be retained for at least five years following a given reporting period and shall be available during normal business hours for inspection by an independent third party audit arranged by LAM within one year of the close of the fiscal year in which the royalties were incurred for the sole purpose of verifying reports and payments hereunder. In the event that any such inspection shows an under-reporting and underpayment for any annual period, then IXORA shall pay to LAM any additional sum that would have been payable to LAM had IXORA reported correctly, plus on an underpayment in excess of $10,000 interest on the additional sum at the U.S. prime rate from time to time charged plus 2% (calculated from time to time from the date such amounts should have been paid to the date of actual payment). In the event that any such inspection shows an under-reporting and underpayment in excess of two percent, then IXORA shall also pay to LAM the cost of the inspection.

3.9"Net Sales" shall mean, with respect to the Products, for any period, the gross amount of cash amounts actually received in respect of sales by IXORA or any Affiliate, which shall mean for the purpose of this clause 3.9 any entity which controls, or is controlled by or is under common control of Ixora where control is presumed in the case of an equity interest greater than twenty percent (20%) from the sale or license of any Product, less the following if not already deducted:

(a)   trade, quantity and cash discounts allowed;

(b)  discounts, refunds, rebates, chargebacks and retroactive price adjustments;

(c)   Products returns and allowances;

(d) any tax imposed on the Products that is appropriately deducted from sales under U.S. generally accepted accounting principles ("GAAP");

(e) allowance for freight, shipping and insurance expenses if included in the invoiced amount;

(f) value added tax, sales or turnover tax, or excise taxes, or duties which are included in the invoiced amount;

(g)advertising and promotional/selling expenses, as well as sales, marketing and administration charges, incurred by IXORA and its Affiliates in connection with sales of the Products not exceeding eight percent of gross sales; and

Forgreater certainty, provision of a Product for the purpose of conducting preclinical or clinical research shall not be deemed to be a sale, so long as the Product is provided at a price which does not exceed the reasonably estimated cost of production and distribution thereof.

In the event that the Products are sold as part of a combination product, the Net Sales of the Products, for the purposes of determining royalty payments shall be determined by multiplying the Net Sales (as defined in this definition) of the combination product, on a per product basis, by the fraction A/(A + B), where A is the average sales price of the Product when sold separately in finished form and B is the average sales price of the other product(s) sold separate in finished form. In the event that such average sales price cannot be determined for both the Products and other product(s) in combination, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the combination products, on a per product basis, by the fraction C/(C + D), where C is IXORA's cost of goods of the Products and D is the cost of goods of the other product(s), determined in accordance with the method of accounting normally employed by IXORA in computing cost of goods.

Notwithstanding the foregoing, in no event shall Net Sales for any Product be less than the purchase price paid by IXORA for such Product.

3.10 "Affiliate" is any corporation, partnership, limited liability company or other entity that directly or indirectly controls, is controlled by or is under common control with Ixora or LAM as the case may be. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any such entity, is (a) the ownership of 50% or more of the voting securities of such entity or (b) the ability, directly or indirectly, to elect at least a majority of the board of directors (or the controlling body) of such entity.

3.11 LAM and IXORA each agree to adhere to the following milestones:

(a) IXORA using reasonable commercial efforts will obtain initial financing required to meet

i) its immediate specific obligations under this Agreement within 9 months of signing this Agreement.

ii) payment to LAM within a non extendable term of 120 days of signing this Agreement, the obligations set forth in sections 1.5a and 3.4(2)

   b) IXORA shall use its reasonable efforts to deliver to LAM, within 90 days of a Product being developed as contemplated herein, a marketing and distribution plan. c) IXORA & LAM desires LAM to undertake ongoing research ("Research") to improve existing Products and to identify substances which may have the potential to become Products to treat one or more areas of the Field of Use (the "Target Application") as outlined in Schedule "A" and subsequently develop products in order of priority as mutually agreed to, using applications of LAM's technologies (at the date hereof, includes the ionic polymer matrix technology) which (1) are within LAM's area of expertise and knowledge or (2) are proposed by LAM then:

  i) the party proposing the research shall submit to the other Party a proposal (the "Research Request") outlining the general terms of the Research;

  ii)IXORA and LAM shall within 30 days or as soon as reasonably practicable thereafter negotiate in good faith, the scope, goals, timeframes and structure of the Research (the "Preliminary Study"), using all reasonable commercial effort so as to ensure the Preliminary Study is completed within 60 days thereafter;

  iii) LAM shall use reasonable efforts to ensure that it is capable of performing its obligations outlined in this section 3.11c including, without limitation:

         (a) hiring, if necessary, additional personnel; and

        (b) arranging for such additional facilities and equipment as necessary.

d) LAM shall, within 60 days of finalizing the Preliminary Study, submit a proposed detailed budget for the first year's research activities, which the parties shall, in good faith negotiate, within 30 days a mutually agreeable budget. Upon agreement by the Parties on a research budget and payment schedule LAM shall promptly commence research or development activities. Not less than 60 days before expiration of any period covered by a budget, Ixora shall initiate discussions and the Parties shall negotiate in good faith a mutually agreeable budget for the subsequent one-year period. The provisions of section 1.5(b) and (c) shall apply, mutatis mutandis, to such research activity.

e) LAM will keep Ixora advised on a timely basis of all developments resulting from the Research.

                                    ARTICLE 4

PUBLIC COMPANY AND ASSOCIATED MATTERS

4.1The Parties acknowledge that IXORA shall from time to time consider the appropriateness of becoming a public company with its shares listed or quoted for trading on a Canadian or U.S. stock exchange or quotation system (which may occur either by vending the outstanding shares of IXORA into an existing public company or by offering its common shares to the public through an Initial Public Offering). For the purposes of this Agreement, "Initial Public Offering" shall mean issuing securities to the public with the issuance of said securities being qualified by the filing of a prospectus, registration statement or similar document in the applicable jurisdiction. The Parties acknowledge that the above is an intention only of IXORA, and the decision as to whether IXORA will become a public company and the timing of same may be determined by factors beyond the control of IXORA, including those factors relating to IXORA's business, the stage of IXORA's development, market valuations of companies at IXORA's stage of development, the valuation of IXORA and its securities, applicable conditions of the financial markets, as well as a determination by IXORA's shareholders and Board of Directors as to what is in the best interests of IXORA and its shareholders.

4.2During the first 10 years of this Agreement, LAM shall be entitled to appoint to the Board of Directors of IXORA a number of Directors in approximate proportion with LAM's approximate percentage ownership of IXORA at that time, in accordance with U.S. Securities and Exchange Commission
   (SEC) requirements, which shall be a minimum of one (1) Director provided LAM's equity position exceeds 10% of all shares outstanding at the time of appointment or the exclusive licenses granted herein remain in exisitence for the first 10 years of this agreement.

                                    ARTICLE 5

TERMS OF SUPPLY

5.1Subject to the terms and  conditions  set forth  herein,  LAM  hereby  grants
   IXORA the exclusive rights within the Territory to market, package, distribute and otherwise sell the Products, whether under its own brand names or otherwise. IXORA shall be entitled to appoint sub-distributors for all or some of the Products in the Territory without the prior consent of LAM provided Ixora remains responsible for payments of royalties set forth in 3.5 for all Net Sales of such distributors. Notwithstanding the foregoing, IXORA shall remain responsible for its obligations under this Agreement.

5.2IXORA  shall  have   exclusive   control  over  the   marketing,   packaging,
   distribution and sale, including pricing, of the Products in the Territory, and LAM shall provide such assistance and cooperation to IXORA as IXORA may reasonably request.

5.3IXORA shall be entitled to provide all finished packaging, labelling, and distribution materials relating to the Products, which shall be subject to prior review and approval by LAM, which approval may only be withheld if LAM, acting reasonably, believes that such packaging, labelling and distribution materials are contrary to legal or regulatory requirements.

5.4LAM agrees that it shall not manufacture, market or distribute the Products in the Territory during the term of this Agreement except in accordance with the terms of this Agreement. LAM shall not sell or offer to sell, either directly or indirectly and in any manner or form whatsoever, a product which is directly competitive with the Products. IXORA shall not represent or distribute during the term of this Agreement any product which is promoted to compete directly with any Products in the Fields of Use. If IXORA undertakes to promote any product in the Fields of Use other than the Products as defined herein, IXORA will so inform LAM by written notice within thirty (30) days of such undertaking.

5.5In the event LAM should receive an order for the Products, LAM shall immediately transmit it to IXORA for acceptance or rejection.

5.6Upon  the  request  of  IXORA,  LAM  shall  promptly  furnish  all  formulae, specifications, particulars, analyses, reports, literature and other information (whether or not generated by or on behalf of LAM) in its possession or under its control relating to the Products, if specifically required or requested by applicable regulatory authorities in connection with statutory requirements relating to the sale, marketing, distribution, labelling and/or registration of the Products in the Marketing Territory to said applicable regulatory authorities or if required or requested by the Manufacturer (as hereinafter defined) in order to permit the Manufacturer to manufacture Products on behalf of IXORA in a timely and efficient manner and in order to permit the Manufacturer to duplicate results which may have been previously generated by LAM in laboratory examples of the manufacture and utility of such Products.

5.7
(a)LAM shall, as soon as reasonably practicable after the execution and delivery of this Agreement and identification of a Product, enter into a manufacturing agreement (such agreement, as amended or superceded from time to time, and whether with the same manufacturing party or an alternative party, being herein referred to as the "Manufacturing Agreement") with a manufacturer (the party who is the manufacturer from time to time under the Manufacturing Agreement is herein referred to as the "Manufacturer"), pursuant to which the Manufacturer shall manufacture and supply the Products to LAM for the purpose of subsequent purchase by and delivery to IXORA. LAM shall, in addition to the information contemplated by section 5.6 hereof to be provided, provide to the Manufacturer whatever assistance, product information and licenses may be required by the Manufacturer in order to permit the Manufacturer to be entitled to perform its obligations under such agreement. LAM will, within 60 days after the execution and delivery of this Agreement, identify a potential Manufacturer which it believes will pass a

   GMP audit. The Manufacturing Agreement shall contain such confidentiality obligations as LAM may reasonably require. The Manufacturing Agreement shall otherwise contain such provisions as are customary in an agreement of that nature.

(b)In any event that Ixora shall not accept a Manufacturer selected by LAM which Manufacturer is capable of manufacturing the Product(s) at a commercially viable cost in compliance with GMP standards and has the capacity for current and future demands, LAM will not be considered to be in breach of any terms and conditions of this Agreement. The Parties hereby agree to co-operate to identify additional manufacturers which shall satisfy all the obligations of the Parties hereto.

(c)During the first 10 years from the date of execution of this Agreement, IXORA shall not have the right to manufacture the Products itself nor have access to LAM's manufacturing trade secrets, related know-how, data, information, knowledge, formulae and manufacturing techniques except as specifically contemplated herein, but Ixora shall have the right to authorise other persons to manufacture for IXORA. Thereafter Ixora shall have the right to manufacturer the Products itself and have access LAM's manufacturing trade secrets, related know-how, data, information, knowledge, formulae and manufacturing techniques.

(d)LAM and Ixora shall work together to ensure that the Manufacturer(s) have the ability to produce Products that are Commercially Viable in the quantities and time frames projected. Both parties shall do their best efforts to forthwith undertake resolutions to any such issues.

5.8
a) Ixora acknowledges LAM's desire to contract with a single and alternate back-up source to manufacture LAM's family of products employing LAM's proprietary ionic polymer matrix technology for all fields of use including those licensed herein to Ixora. All Manufacturing Agreements that LAM enters into with respect to the manufacture of the Products shall contain a direction that obliges the Manufacturer to forthwith give a written notice to IXORA that:
i)    it has received said direction,
ii)   it agrees to be bound by such direction, and
iii)  it has received the Manufacturing Know-How for Ixora's Products
 Such agreements shall,  among other things,  contain a provision  requiring LAM and the Manufacturer to deliver to IXORA true and complete copies of any amendments to such agreements entered into between LAM and such Manufacturer(s)with respect to the manufacturing of Products, forthwith after the same shall have been signed.

    "Manufacturing Know-How" means all necessary files, Information, knowledge and data, whether patented or unpatented, including Products formulae and manufacturing techniques and any other information provided to the Manufacturer by or on behalf of LAM and whether pursuant to sections 5.6 or

   5.7, pursuant to the Manufacturing Agreement or otherwise in regard to the Products which are necessary, desirable or reasonably required to carry out the Manufacture of the Products

   "Information" shall mean and include, but not necessarily be limited to, the technical information, technical systems, know-how, engineering and other data, outline and sketches, drawings, flow diagrams, standard product specification, operating procedures, testing and inspection procedures, computer programs and analytical methods, which LAM at any time, whether now or in the future, owns or has an interest in (including, a right to licence) relating to the Products, and Processes (the process for manufacturing);

(b)Should LAM not enter into a Manufacturing Agreement, unless otherwise provided for in 5.7(b), with respect to the manufacture of a Product so identified by Ixora, within six months after such identification, Ixora shall immediately have the rights to have the Products manufactured unless otherwise specified in 5.7(c). The provisions of this paragraph are without prejudice to the rights of IXORA to otherwise pursue its remedies against LAM hereunder.

(c)LAM and/or its Manufacturer shall maintain in full force and effect fire and extended casualty insurance covering its plant and equipment in an amount at least sufficient to pay (subject to a reasonable deductible amount) the replacement cost of all plant and equipment located at the Manufacturer's manufacturing site or sites or if LAM has more than one Manufacturer and therefore manufacturing site at the time, at least sufficient to pay the replacement cost of all plant and equipment located at the manufacturing site having the greatest Product production capacity. Such insurance policy shall provide that in the event such insurance coverage should be terminated for any reason, the insurer will give LAM thirty (30) days prior written notice of termination. In the event that LAM and/or the Manufacturer fails to obtain such insurance, Ixora may obtain the insurance described herein and shall be entitled to invoice LAM for, and LAM shall pay, the costs for such insurance.

d) In the event that any Product manufacturing site of LAM suffers fire damage or other casualty, LAM shall use all reasonable efforts to collect as soon as reasonably practicable the insurance proceeds that are collectible under such insurance and shall use such proceeds to replace the Product plant and/or equipment that shall have suffered such damage. Notwithstanding the provisions set forth in Article 14, in the event LAM fails to comply with the provisions of the immediately preceding sentence, Ixora shall have the right to seek specific performance or other similar equitable relief compelling compliance by LAM with this Article.

e) LAM shall give Ixora written notice of any decision, relating to regulatory issues or otherwise, which may result in a change to the form, fit, function, components or material of any Product, or to the finished goods inspection process for the Product provided, however, that if any such change involves trade secrets then LAM shall be required to disclose the pendency of such change but not the nature of such change. Ixora shall have the right to test any product made after implementation of such change. Within 30 days after completion of such testing, Ixora shall notify LAM whether Ixora is willing to sell the new version of the Product. Ixora shall not be required to sell any product manufactured after implementation of such change if the product does not conform to the specifications relating to the Performance Profile of the original Product. If LAM effects such change because it is required to do so as a result of any change to FDA requirements and Ixora elects not to sell such changed product, either Party may issue a notice of termination relating to said Product as follows:

   If Ixora declines to sell the new version, Ixora shall issue such notice to LAM, which shall become effective either (i) immediately, if the original version of the Product is already withdrawn from the market, or (ii) if such withdrawal has not occurred at the time such notice is given, upon the earlier of (A) withdrawal of the original version of the Product from the market and (B) the date that is sixty (60) days after such notice is given. LAM at it's option, may reimburse Ixora all expenses incurred as per article 1.5, 3.5, and article 2 for a paid up, royalty-free, exclusive, world-wide license, with a right of sub-license, in the Field of Use to all the Patent Rights to use, sell, make and have made said Product.


f) The Parties shall negotiate in good faith the incorporation of any "Improvements" (which shall mean any technical improvement, modification, invention or discovery, whether patented or unpatented, made or acquired prior to or during the term of this Agreement constituting additions to and/or betterments in the Process or the Products) into the specifications and the allocation of development costs for any Product incorporating such Improvements that the Parties mutually agree to develop.

5.9   In the event that:
a) LAM becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files a proposal or takes any action other than which affects a change of control, LAM shall be deemed to automatically grant to IXORA a rights and license in the Manufacturing Agreement such that IXORA shall stand in LAM's place with respect to such Manufacturing Agreement as it relates to the rights and obligations, incurred after such date to the Products herein.

b) LAM breaches any of the provisions of this Article 5 contained in the Manufacturing Agreement (or any agreement replacing or superseding such agreement), which breach shall not have been cured within 60 days after receipt by LAM of notice of such breach and after LAM has had a reasonable opportunity to attempt to cure said breach, LAM shall be deemed to automatically grant to IXORA a rights and license in the Manufacturing Agreement such that IXORA shall stand in LAM's place with respect to such Manufacturing Agreement as it relates to the rights and obligations, incurred after such date to the Products herein.

c) The Manufacturer of the Product is undertaken by or on behalf of Ixora as a result of Ixora exercising it's rights hereunder and Ixora did not terminate this Agreement pursuant to Article 11, then upon the elimination of the supply interruption by LAM, LAM shall have the right to resume supply of the Product under this Agreement provided, however, that resumption of such supply shall be subject to any agreement or other arrangement Ixora shall have entered into in order to obtain supply of such Product.

5:10
a) LAM shall ensure that all Manufacturing Agreements that it enters into, including the original Manufacturing Agreement, with respect to the manufacture of the Products, contain provisions not unreasonably inconsistent with the provisions of this Article.

b) The Manufacturer shall schedule the availability of Products from production for Commercial Sale (the "Product Availability Date") for each Product, but in no event more than 120 days after such Product is identified as a Product and a Manufacturing Agreement executed in accordance with the terms of this Agreement.

c) LAM shall negotiate on behalf of itself and Ixora with the Manufacturer terms concerning, perpetual forecasting, firm fixed order periods, pricing, capacity and timely resolution to capacity issues, etc. to be included in LAM's Manufacturing Agreement with the advise and consent of Ixora which consent shall not be unreasonably withheld.

d) LAM and/or the Manufacturer shall ship to any legally available (a country in which the Product has been approved for sale or clinical testing) location chosen by Ixora utilizing carriers chosen by or agreeable to LAM. LAM and/or the Manufacturer will pack the Product in a manner suitable for shipment to enable the Product to withstand the effects of shipping, including handling during loading and unloading, all in accordance with the Specifications. IXORA shall submit delivery instructions to the Manufacturer, which delivery instructions shall identify (a) the quantity of each Product required, (b) the required delivery date, (c) the address to which each Product shall be delivered, and (d) any other applicable shipping instructions. The Manufacturer shall confirm orders within 10 Business Days after receipt. Except as herein otherwise specified in this section, the Manufacturer shall deliver quantities of the Product covered by the firm, fixed purchase order for any month within 10 days after receipt of delivery instructions from IXORA. All orders shall be shipped F.O.B. the Manufacturer's facility. For purposes hereof, each order shall be deemed to have been delivered, and risk of loss with respect to each shipment shall pass from the Manufacturer to IXORA, upon delivery of the shipment by the Manufacturer to a carrier for transport to the location specified in the IXORA order.

e) Upon F.O.B. the Manufacturer's facility, title shall pass to IXORA; in circumstances where the Product is shipped or otherwise delivered to customers of IXORA or any of its Affiliates, title to such Products shall pass to such customers when delivered to the customer.

f) LAM will advise IXORA of any anticipated supply deficiencies and will use its best efforts to obtain alternative manufacturing capability (provided, however, that this sentence shall in no way detract from LAM's obligations to supply hereunder).

g) If, during the term of this Agreement, either Party becomes aware that in order to market and sell (or to continue to market and sell) Products for use in the Field of Use in the Territory the applicable Regulatory Authority requires the manufacture of the Products to be done, in whole or in part, in such Territory and LAM does not then manufacture the Products in such Territory, then such Party will give the other Party written notice of such fact and the Parties shall use their respective commercially reasonable efforts to negotiate the terms and conditions pursuant to which such manufacture of the Products in such Territory shall occur and the terms and conditions upon which the Products will be sold by LAM to Ixora for resale in such Territory.

5.11Ixora shall supply LAM or its Manufacturer in ready-to-use form the labels, packaging inserts and containers for the Product(s) in volumes sufficient to fulfill all orders placed by Ixora within a reasonable period of time prior to the first and each subsequent order by Ixora, as included in LAM's Manufacturing Agreement as per the advice and consent of Ixora which consent shall not be unreasonably withheld.



5.12Ixora warrants and represents that the labels and other labelling / packaging specifications provided to LAM or its Manufacturer shall be in full conformity with regulatory approvals and all applicable laws and regulations.



5.13In the event some or all of the labelling / packaging specifications are required for LAM's regulatory Filings with the FDA or foreign country filings, for the Product, then Ixora shall provide such portions as may be required for such regulatory filings.



5.14Ixora or its  affiliates  shall store all Products in controlled  conditions as specified in the Product specification and labelling/ packaging specifications. LAM shall have the right to arrange during normal business hours an annual inspection by an independent third party of Ixora's distribution center for compliance with the aforementioned conditions. Ixora or its affiliates will obtain a waiver of liability for LAM and Ixora with any customer it sells Product to who fails to store said Product consistent with said Products unique storage requirements.

                                    ARTICLE 6

PRICE AND PAYMENT

6.1The Manufacturing  Agreement shall provide that the price of any component of the Products supplied to IXORA or the Manufacturer by LAM will be at the actual out-of-pocket cost to LAM paid to third parties manufacturing/producing such components, including all costs for manufacturing, producing or otherwise obtaining, and for packaging, such Products as determined in accordance with GAAP such that LAM receives no profit solely through the supply of such components to IXORA.

6.2LAM shall keep true and accurate records and books of account containing all data reasonably required for the computing of and verification of the costs of the components of the Products to be paid by IXORA to LAM in accordance with this Article. Such cost records shall be retained for at least five years following the payment therefor and shall be available during normal business hours for inspection by an independent third party audit arranged by IXORA within one year of the close of the fiscal year in which the royalties were incurred for the purpose of verifying reporting and expenses hereunder. In the event that any such inspection shows an over-reporting and overpayment for any annual period, then IXORA shall be entitled to deduct the overpayment amount from the next payment due to LAM hereunder, whether it be for reimbursement purposes or royalty purposes, as well as deduct on an overpayment in excess of $10,000 therefrom interest which would have accrued on the overpayment amount at the U.S. prime rate from time to time charged plus 2% (calculated from time to time from the date such overpayment amount was paid to the date of actual deduction) provided said overpayment is through no fault of IXORA. In the event that any such inspection shows an overpayment in excess of two percent, then IXORA shall also be entitled to deduct the cost of the inspection from the next payment due to LAM hereunder, whether it be for reimbursement purposes or royalty purposes.

                                    ARTICLE 7

QUALITY CONTROL

7.1With respect to the Products manufactured by or on behalf of LAM, LAM and/or its Manufacturer shall comply with all the then current Good Manufacturing Practices regulations for pharmaceutical products as set forth and amended from time to time by the United States Food and Drug Administration (or any successor thereof), or comparable regulations issued by the applicable regulatory authorities in the Marketing Territory, including the Health Protection Branch of Health Canada (or any successor thereof). LAM shall be entirely responsible for the quality of such components of the Products which LAM and/or its Manufacturer manufactures and shall indemnify IXORA for all third-party claims arising out of the manufacture by LAM, and/or its Manufacturer , of the components of the Products.

7.2The Products, when delivered to IXORA, shall initially have a remaining shelf life of not less than 12 months provided, however, that LAM shall endeavour to conduct research and development associated with such components so that such components shall have an extended shelf life with a goal of a five year shelf life.

7.3IXORA shall have the right at any time during normal business hours, upon 10 days written notice to LAM or its Manufacturer , to inspect the production operations of LAM or its Manufacturer, including but not limited to quality control facilities, procedures and records with respect to the manufacturing and the standards and specifications of the Products in order to ensure LAM or its Manufacturer comply with its obligations hereunder.

7.4   LAM or the Manufacturer shall promptly furnish to IXORA:

(a) reports of inspection by regulatory authorities relating to the manufacture of the Products to be supplied hereunder or under the Manufacturing Agreement;

(b)a certificate of analysis and certificate of compliance with regulatory requirements and Good Manufacturing Practices for each lot of finished Products supplied to IXORA; and

(c)the stability data which confirms the assigned expiration date for each lot of the Products supplied to IXORA.

7.5For the purposes hereof, each order shall be deemed to have been delivered, and risk of loss with respect to each shipment shall pass from LAM and/or its Manufacturer to IXORA, upon delivery of the shipment by LAM or the Manufacturer of the Product(s) to a carrier for transport to the location specified in the IXORA order. IXORA shall insure each shipment of Product against loss or damage. Where the shipment does not comply with section 7.1, IXORA shall forthwith notify LAM and/ or its Manufacturer of this fact, return the shipment at LAM's expense and LAM and/or its Manufacturer shall promptly replace the shipment at no additional cost to IXORA.

7.6During the term of this Agreement and following its termination, LAM shall report to IXORA and IXORA shall report to LAM, immediately upon receipt, any information concerning any side-effect, injury, toxicity or sensitivity reaction, or any other unexpected incidence and the severity thereof, associated with the Products or the components of the Products supplied as contemplated hereunder, whether or not determined to be attributable to the Products. LAM shall also notify IXORA immediately of any information which it receives regarding any threatened or pending action by any governmental agency which may affect the safety or efficacy claims of the Products or the components of the Products to be supplied as contemplated hereunder, or the continued marketing and sale of the Products.

7.7All complaints by end-users relating to the quality of the components of the Products to be supplied as contemplated hereunder shall be the responsibility of LAM, who undertakes to diligently handle such complaints. In the event that IXORA becomes aware of such complaints, it shall notify LAM and IXORA shall render reasonable assistance to LAM in connection therewith.

                                    ARTICLE 8

RECALL

   In the event LAM or IXORA shall be required or requested by any governmental authority (or shall voluntarily decide) to recall the Products because they may violate any laws or for any other reason, IXORA shall be responsible for coordinating such recall. The Parties shall cooperate fully with one another in connection with any recall. If a recall is due to IXORA's negligence, willful misconduct or breach of this Agreement, which may be subrogated to the Manufacturer, IXORA shall reimburse LAM for all of the reasonable costs and expenses actually incurred by LAM in connection with the recall. If a recall is due to LAM's negligence, willful misconduct or breach of this Agreement, which may be subrogated to the Manufacturer, LAM shall reimburse IXORA for the royalties paid by IXORA in respect of such recalled Products and shall reimburse IXORA for all of the reasonable costs and expenses actually incurred by Ixora in connection with the recall. Under no circumstances will LAM or IXORA be obligated to pay to the other the cost of lost opportunities, consequential damages or other such expenses or losses. Pursuant to this Article, the Party claiming any reimbursement shall provide the other Party with reasonably acceptable documentation of all reimbursable costs and expenses.

                                    ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1LAM makes the following representations and warranties to IXORA and does so in full understanding and acknowledgement that IXORA is relying on the said representations and warranties in concluding this Agreement:

(a)LAM is a corporation organized and existing under the laws of Delaware. No action has been taken by the Directors, Officers or Shareholders of LAM to dissolve LAM. LAM has the corporate power and authority to enter into this Agreement and to perform all its obligations hereunder.

(b)LAM has taken all necessary corporate actions and proceedings to enable it to enter into this Agreement and perform its obligations hereunder.

(c)LAM has not made any written or oral agreement or undertaking with any other person regarding the right to sell the Products in the Territory.

(d)There is no outstanding litigation, action, claim or other similar proceeding in respect of the Products or any of the intellectual property to be used in connection with the production of the Products, nor is any threatened.

(e)Once signed, this Agreement is a legal, valid and binding obligation of LAM, enforceable against it by IXORA in accordance with its terms, except as the obligations hereunder may be limited by bankruptcy, insolvency and any other laws affecting the rights of creditors generally.

(f)The execution, delivery and performance of this Agreement by LAM (1) does not, to the best of LAM's knowledge, violate or conflict with any provision of law or any regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of its articles of incorporation or by-laws; and (2) does not result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any instrument or agreement to which it is a party or by which it or its properties may be bound or affected.

(g)LAM to the best of LAM's knowledge is the beneficial title-holder to and owner of all intellectual property related to the Products which intellectual property (to the extent that the same has been patented or is in the process of being patented) is identified on Schedules "B" and "C" hereto (which
   Schedule includes all of the current Patent Rights) (the "Patents") and no other person has, to its knowledge, any right, title or interest in such intellectual property. LAM has obtained assignments from all persons who were involved in the creation of such intellectual property of all of their rights and interests in the Patents and such components of the Products have been assigned and transferred to LAM.

(h)LAM warrants that it has not granted rights, licensed under this Agreement herein to a third party in derogation of this Agreement, the Agreement will not be in conflict with any other existing agreements to which it is a party and it shall not enter into any other agreements that conflict with its rights or obligations provided hereunder including any rights and obligations that survive termination hereof.

(i)   LAM has the right to license the Patent Rights to IXORA,

(j)LAM knows of no patent, trade secret rights or other intellectual property rights which are owned by a third party which could be infringed by IXORA selling the Products in the Territory.

(k)LAM has not received any communication and is not aware that any party has made any claim which challenges or is inconsistent with any of the statements contained in this Article. Without limiting the generality of the foregoing, LAM has not received any communication from any person alleging that the Patents infringe any intellectual property of any other person.

(l)To the best of LAM's knowledge and belief, all information including regulatory, sales and marketing information, non-clinical and pre-clinical data and clinical trial data supplied by it to IXORA is true and correct in all material respects.


9.2IXORA makes the following covenants, representations and warranties to LAM with the full understanding and acknowledgement that LAM is relying on the said representations and warranties in concluding this Agreement:

(a)IXORA is a corporation organized and existing under the laws of Florida. No action has been taken by the Directors, Officers or Shareholders of IXORA to dissolve IXORA. IXORA has the corporate power to enter into this Agreement and to perform its obligations hereunder.

(b)IXORA has taken all necessary corporate actions and proceedings to enable it to enter into this Agreement and to perform its obligations hereunder.

(c)Once signed, this Agreement is a legal, valid and binding obligation of IXORA, enforceable against it by LAM in accordance with its terms, except as the obligations hereunder may be limited by bankruptcy, insolvency and any other laws affecting the rights of creditors generally.

(d)   Ixora will use their best efforts to market and sell the Products.

(e)Ixora shall provide LAM with financial statements on an annual basis as long as it is a Private company.

9.3 In any event not herein provided for:
i) LAM or its Manufacturer, LAM shall obtain and maintain in its own name in trust for the benefit of IXORA under the terms of this Agreement, manufacturing and research agreements, manufacturing trade secrets related know-how, data, information, knowledge, formulae and manufacturing techniques as well as approvals, licenses, registrations, clearances or other authorizations with regard to the Products.
ii)Ixora, Ixora shall obtain and maintain in its own name in trust for the benefit of LAM under the terms of this Agreement, marketing and sales related agreements, know-how, data, information, knowledge, techniques, approvals, licenses, registrations, clearances or other authorizations with regard to the Products.
iii) In the event that the parties can not agree on a mutually acceptable third party Trustee, the parties agree to be bound by injunctive relief below;

      Ixora shall forthwith provide LAM information and process relating to marketing and sales related agreements, know-how, data, information, knowledge, techniques, approvals, licenses, registrations, clearances or other authorizations with regard to the Products. Failure to do so within 5 business days shall entitle LAM to injunctive relief, without notice and without bond compelling Ixora to so act. The parties submit to the personnal jurisdictation of either the state or federal court located in Palm Beach county, Florida.
      LAM shall forthwith provide Ixora information as per 5.7(c) and an other information and process relating to manufacturing and research agreements, manufacturing trade secrets related know-how, data, information, knowledge, formulae and manufacturing techniques as well as approvals, licenses, registrations, clearances or other authorizations with regard to the Products Failure to do so within 5 business days shall entitle Ixora to injunctive relief, without notice and without bond compelling LAM to so act. The parties submit to the personnal jurisdictation of either the state or federal court located in Palm Beach county, Florida.

                                   ARTICLE 10

CONFIDENTIALITY

10.1 Each Party (the "Recipient") shall use all reasonable efforts to keep all information (the "Product Information") concerning the proprietary intellectual property provided to it by the other Party (the "Disclosing Party") related to the Products confidential and shall not make use of it or disclose it to any other person, except as authorized by this Agreement. Such obligation to maintain confidentiality shall survive any expiration or termination of this Agreement and shall continue in force thereafter.

10.2 The  obligation  of  confidentiality   shall  not  extend  to  any  Product
     Information which:

(a) otherwise than by way of breach of section 10.1 herein, is or becomes a part of the public domain;

(b)was otherwise in the Recipient's lawful possession prior to disclosure by the Disclosing Party, as shown by the Recipient's written records, free from any obligation of confidentiality;

(c)  is  hereafter  disclosed  to the  Recipient  by a third party who is not in
     violation  of  any  obligation  of   confidentiality  in  respect  of  said
     information; or

(d)the Recipient is obliged by law to disclose to a third party, provided that such disclosure shall only be to the extent required by such law.

10.3 The Parties mutually agree to edit the Agreement to keep certain financial and other aspects of the Agreement confidential when put into the public domain except as required to make disclosure by law or such regulatory authritory or as mutually agreed upon which will not be unreasonably withheld. This obligation to maintain confidentiality shall survive any expiration or termination of this Agreement and shall continue in force thereafter.

                                   ARTICLE 11

TERM AND REMEDY

11.1 The provisions of this Agreement will come into effect on the execution hereof and shall continue in force for a period of 99 years.

11.2  In the event:

a) IXORA fails to pay any money due by it hereunder, as and when same becomes due and payable, but only in the event such sum remains outstanding 60 days after receipt by it of a written notice from LAM that the sum is due, except as herein provided in articles 1.5(a) and 3.4(2);

b) either Party becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files a proposal or takes any action or proceeding before any court or governmental body of competent jurisdiction for dissolution, winding-up or liquidation or for the liquidation of its assets; or

c) either Party fails to observe, perform and keep any of the other material covenants, agreements, provisions, stipulations, representations and conditions herein contained to be kept, observed and performed by it, which breach shall not have been cured within 60 days or extended time as mutually agreed, after receipt by the defaulting Party of notice of such breach and after the defaulting Party has had a reasonable opportunity to attempt to cure said breach,

d) Then the Party not in default or breach hereunder shall, except as hereinafter provided in this Article 11, have the immediate right to cancel and terminate this Agreement upon giving to the other Party notice of termination (provided that such right of cancellation shall only apply while such breach continues).

e) If IXORA has the right to terminate  this Agreement as  contemplated  in this section 11.2 (other than as a result of the provisions of section 11.2(b)), or if LAM is otherwise in breach of any of the covenants, agreements, provisions, stipulations, representations and conditions herein contained to be kept, observed and performed by it, IXORA shall be entitled to place in escrow any future payments relating to the specific breach owing to LAM hereunder less 20 % until such time as all such breaches have been cured by depositing with a court of suitable jurisdiction or other trustee in accordance with this Agreement said future payments. Upon cure LAM is only entitled to thoses monies placed in escrow.

f) If LAM has the right to cancel and terminate this Agreement or if Ixora is otherwise in breach of any of the covenants, agreements, provisions, stipulations, representations and conditions herein contained to be kept, observed and performed by it as contemplated herein, then such termination and cancellation shall, as contemplated in section 11.5 hereof, be effective on the earlier of (i) the fourth anniversary of the date on which IXORA receives notice of such intended cancellation if a Product has been commercially sold and (ii) the subsequent date upon which LAM gives notice under this section 11.2 that it is entitled to terminate or cancel this Agreement pursuant to section 11.2(a) as a result of the breach by IXORA of its obligations under section 11.5. In such event the Parties obligations under 3:11 and 1.5 shall terminate.

11.3 Upon termination or expiration of this Agreement, all licenses granted herein shall (except as otherwise contemplated in section 11.5) immediately terminate. IXORA shall immediately cease promoting and distributing Products and using any LAM trademark, trade name, logo or designation provided, however, that (i) IXORA and its sublicensees shall be entitled to dispose of any Products then held in their respective inventories, and (ii) LAM shall not be obligated to satisfy any purchase orders previously submitted by IXORA and its sublicensees, and IXORA and its sublicensees shall be entitled to dispose of any inventory of Products acquired by them prior to the termination and pay the royalties provided for herein.

11.4 If LAM is in breach of this Agreement as contemplated in section 11.2 (b) or (c) other then a Change of Control as per 15.13 in circumstances where IXORA has the right, but has not, terminated this Agreement, then (a) IXORA, at its option, may pay a fair market value for a paid up, royalty-free, exclusive, world-wide license, with a right of sub-license, in the Field of Use to all the Patent Rights to use, sell, make and have made Products whose manufacture, sale or use is claimed under the Patent Rights (or which is identified, isolated or manufactured by means of processes claimed in whole or in part under the Patent Rights), and (b) any Manufacturing Agreement shall revert to IXORA such that IXORA shall stand in LAM's place with respect to such Manufacturing Agreement as it relates to the rights and obligations, incurred after such date, to the Products herein. Ixora must give notice within 30 days of the receipt of the decision of the arbritrator as to whether it wishes to elect to obtain the rights contemplated in this section 11.4(a)

11.5 Notwithstanding any provision of this Agreement except as provided for in 3.11a, in the event of a breach of any provision hereof by IXORA which, under the terms of this Article, would otherwise give LAM the entitlement to cancel and terminate this Agreement,

i) the exclusive licenses granted to IXORA herewith shall terminate and IXORA shall become non-exclusive licenses for a period of four years from such date for any Product having commercial sales, provided the minimum royalties set forth in section 3.5(b) and royalties in 3.5(a) are thereafter paid in respect of such four year period, and

ii) Lam at its option, may pay Ixora a fair market value for a paid up, royalty-free, exclusive, world-wide license, with a right of sub-license, in the Field of Use to all the Patent Rights to use, sell, make and have made Products whose manufacture, sale or use is claimed under the Patent Rights (or which is identified, isolated or manufactured by means of processes claimed in whole or in part under the Patent Rights) (does not enable LAM to reduce 4 yrs but LAM must purchase product rights paid, incurred by Ixora including but not limited to expenses as per sections 1.5 and 3.11 etc. before they can offer them to anyone else), and

iii) In the event that Ixora cures their breach, Ixora shall re-acquire an exclusive license on the terms and conditions set out herein for any or all world wide territories, if still available from LAM.

11.6 The foregoing right of the Parties to terminate this Agreement shall be at the option of the Party who is not in breach of its obligations and the failure to exercise such right in the event of any occurance giving rise thereto shall not constitute waiver of the right in the event of any subsequent occurrence.

11.7 The termination of this Agreement for any reason shall not prejudice LAM's right to royalties due to it hereunder and unpaid on the date of termination or to an examination of Ixora's records as provided herein this Agreement.

                                   ARTICLE 12

INSURANCE AND INDEMNIFICATION

12.1 Both Parties shall indemnify and hold the other Party and its officers, directors, and employees harmless against any liability, damages, loss (other than loss of potential sales) or expenses (including without limitation, expenses of total or partial Product recalls) resulting from any third-party (including any Regulatory Authority) claims, suits, proceedings, demands, or recoveries in connection with the Product manufactured by LAM or other activities of LAM or Product sold by Ixora or other activities of Ixora or as subsequently negotiated.

12.2 Both Parties shall obtain and maintain in full force and effect valid and collectible general liability and product liability insurance in respect of the Products for death, illness, bodily injury and property damage in an amount not less than $2,000,000 combined single limit. Such policy, where possible shall name the other Party as an insured or an additional insured thereunder and each Party shall grant like coverage to the other Party under a standard broad form vendor's endorsement thereto. Both Parties shall within ten (10) days after the date of execution of this Agreement provide the other

   Party with evidence of this coverage, provided that the existence of such coverage shall in no way limit any Party's liability or obligations hereunder. Such insurance policy shall provide that in the event such insurance coverage should be materially adversely changed or terminated for any reason, the insurer thereunder will give both Parties thirty (30) days prior written notice of such change or termination.

12.3  Except as provide for elsewhere,
(a)In the event a Claim is made upon the Indemnified Party, the Indemnified Party shall promptly give notice of such Claim to the Indemnifying Party, and shall promptly deliver to such Indemnifying Party all information and written material available to the indemnified Party relating to such Claim. If such Claim is first made upon the Indemnifying Party, the Indemnifying Party shall promptly give notice of such Claim to the Indemnified Party.



(b)The Indemnified Party will, if notified of the Indemnifying Party's election to do so within fifteen (15) days after the date of notice of a Claim, permit the Indemnifying Party to defend in the name of the Indemnified Party any Claim in any appropriate administrative or judicial proceedings and take whatever actions may be reasonably requested of the Indemnified Party to permit the Indemnifying Party to make such defense and obtain an adjudication of such Claim on the merits, including the signing of pleadings and other documents, if necessary; provided that the Indemnifying Party shall defend the Claim with counsel reasonably satisfactory to the Indemnified Party and provide the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party can satisfy the Claim if it is upheld. In addition to the liability for the ultimate settlement or judgment, if any, arising out of such Claim under this Agreement, the Indemnifying Party shall be solely responsible for all the fees and expenses incurred in connection with such defense or proceedings, regardless of their outcome. However, the Indemnifying Party shall not be responsible for any expenses, including attorneys fees and costs, incurred by the Indemnified Party to monitor the defense of the Claim by the Indemnifying Party.



(c)In the event the Indemnifying Party does not accept the defense of such Claim under the terms hereof, the Indemnified Party shall be entitled to conduct such defense and settle or compromise such Claim, and the Indemnifying Party's indemnification obligation under this Agreement shall be absolute, regardless of the outcome of such Claim. The Indemnifying Party shall not have the right to direct the defense of such an action on behalf of the Indemnified Party if the Indemnified Party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the Indemnifying Party; provided, however, that in such event, the Indemnifying Party shall bear the fees and expenses of only one

   (1) separate counsel for the Indemnified Party. In addition, the Indemnified Party, at its option, may elect not to permit the Indemnifying Party to control the defense against a Claim for reasons other than those set forth in the immediately preceding sentence in which case the Indemnifying Party shall not be obligated to indemnify the Indemnified Party against any settlements, judgments or other costs or obligations arising thereunder which the Indemnified Party may make or incur relating to such Claim.


                                   ARTICLE 13

FORCE MAJEURE

13.1 If either Party is affected by Force Majeure, it shall notify the other Party of the nature and extent thereof within 10 days of the occurrence thereof.

13.2 Neither Party shall be deemed to be in breach of this Agreement, or otherwise liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other Party.

13.3 In the event any Force Majeure prevails for a continuous period in excess of 30 days and the affected Party is unable to fulfill its obligations hereunder beyond such period of 30 days, the other Party shall be entitled to suspend its performance of its obligations under this Agreement until such time as the affected Party is able to fulfill its obligations.

13.4 In this Agreement, "Force Majeure" shall mean in relation to either Party, any circumstances beyond the reasonable control of that Party, including, without limiting the generality of the foregoing, any delay or failure to comply with the terms of the Agreement, which is caused by fire, flood, inevitable accident, war, riot, civil commotion, embargo, blockade, prohibition of export, governmental directive, intervention of civil, naval or military authorities or other agencies of government, legal restrictions, strike, lockout or any other form of industrial action.

                                   ARTICLE 14


DISPUTES; Arbitration



14.1 Disputes Generally. The Parties hereby undertake to use good faith efforts to settle all disputes arising under this Agreement within 30 days or such extended time as the parties mutually agree. Failing settlement or mutual agreeement, all disputes, including without limitation claims of breach of contract, fraud in the inducement and negligence shall be finally settled pursuant to the rules of the American Arbitration Association (AAA). The arbitration shall take place in the state of Florida, and the parties hereby agree to exclude any right of application or appeal to the courts in connection with any question of law arising in the course of the reference or out of the award. Notwithstanding the foregoing, any disputes with respect to the validity of any Licensed Patent or disclosure of any confidential information shall not be subject to this arbitration provision, but shall be heard by United States courts.


14.2 Selection of Arbitrator(s). Each of the parties shall appoint one arbitrator and the two so nominated shall, in turn, choose a third arbitrator. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of thirty (30) days after their nomination, then the third arbitrator shall be appointed pursuant to the rules of the AAA. If either Party fails to appoint its own arbitrator within the specified period, the arbitrator appointed by the other Party shall be the sole arbitrator. The Parties shall use their best efforts to appoint arbitrators who are knowledgeable in biotechnology.


14.3 Governing Law. The laws of the State Delaware, USA, excluding that body of law known as conflicts of laws, shall be the applicable substantive law. The applicable procedural law shall be the law of the place of arbitration; provided, however, that all questions concerning the construction or effect of patent applications and patents shall be decided in accordance with the laws of the country in question.


14.4 Decision of Arbitrators. The arbitrators will decide in accordance with the terms of this Agreement and will take into account any appropriate international trade usages applicable to the transaction. A written transcript of the hearing will be made and furnished to the parties. The award of the arbitrators will be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction. An application may be made to any such court for judicial acceptance of the award and an order of enforcement.


14.5 Expense of Arbitration. The arbritrator shall award all expenses incurred in connection with arbitration and reasonable attorneys' fees incurred in connection with the dispute.


14.6 Suspension of Running of Time Periods; Monetary Disputes

(a)From the date a Party notifies the other Party that it wishes to commence any Dispute resolution provision contained in this Article until such time as such Dispute has been finally settled by arbitration, the running of the time periods set forth in this Agreement within which a Party may cure a breach, shall be suspended as to the subject matter of such Dispute, subject to the provisions set forth in clause (b) of this Article 14.6.
(b)If a Dispute concerns the amount of money owed hereunder by one Party (such Party, the "Non-Claimant") to the other Party (the "Claimant") then the cure period relating to that portion of such money as to which no Dispute exists between the Parties shall not be so suspended and that portion of such money as to which a Dispute exists except as provided for in sections 1.6, 3.8 and
   6.2 will be deposited by the Non-Claimant in an interest-bearing escrow account with an escrow agent to be mutually agreed to by the Parties. If the arbitrator determines that the Claimant is owed some or all of the money that the Claimant has claimed then the Claimant shall be entitled to the interest earned on such portion of the money determined by the arbitrator to be due the Claimant. In addition, if the arbitrator determines that the Claimant did not have a reasonable basis for claiming the disputed amount then within twenty (20) days after such determination the Claimant shall remit to the Non-Claimant an amount equal to 25% of the disputed amount in addition to the disputed amount plus interest earned thereon. Conversely, if the arbitrator determines that the Non-Claimant did not have a reasonable basis for disputing the disputed amount then within twenty (20) days after such determination the Non-Claimant shall remit to the Claimant an amount equal to 25% of the disputed amount in addition to the disputed amount plus interest earned thereon.

                                   ARTICLE 15

GENERAL

15.1 Neither Party shall do anything which will intentionally jeopardize the goodwill of the other Party or the reputation of the other's products (including the Products).

15.2 This Agreement shall not be assignable by either Party without the other Party's prior written consent, which consent may not be unreasonably withheld except as otherwise provided herein. Notwithstanding the foregoing, LAM shall be entitled at any time to assign any of its rights, duties, obligations, covenants or agreements under this Agreement, provided that the assignee agrees in writing and in form and substance satisfactory to IXORA, acting reasonably, to assume and be bound by all of the terms and obligations contained in this Agreement as if such assignee had entered into this Agreement in the place and stead of LAM; and provided that IXORA receive in form and substance satisfactory to it, acting reasonably, evidence that the assignee's agreements referred to above are legal, valid and binding obligations of the assignee.

15.3 This Agreement and all schedules attached hereto constitute the entire agreement between the Parties and supersede all prior agreements, letters of intent, understandings, agreements, representations, warranties or other provisions, express or implied, relating to the subject matter of this Agreement and no amendments of any provision hereof shall be binding on either Party unless consented to in writing by both Parties.

15.4 The Parties hereto mutually covenant and agree that a waiver by either Party of a breach of any of the terms of this Agreement by the other Party shall not be deemed a waiver of any subsequent breach of the terms of this Agreement.

15.5 If any provision of this Agreement should be determined by a tribunal of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforce ability of the remaining provisions hereof, and each provision of this Agreement is to be considered separate, severable and distinct, except those which are an integral part of or are otherwise clearly inseparable from such invalid or unenforceable part or provision.

15.6 Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States currency.

15.7 Nothing in this Agreement shall be deemed or construed to constitute between the Parties the relationship of principal and agent, nor to create any partnership, joint venture or other form of legal association of any nature whatsoever. Neither Party is hereby constituted a legal representative of the other Party for any purpose whatsoever; and neither is granted any right or authority hereunder to assume or create, whether in writing or otherwise, any obligation or responsibility, express or implied, or to make any representation, warranty or guarantee, or otherwise to act in any manner in the name of the other Party.

15.8 All notices shall be in writing in English and shall be sent by registered mail or by telex, cable or facsimile to the following addresses unless otherwise instructed by notice to the other Party:

   if to IXORA:
Northbridge Centre
515 North Flagler Drive
Suite 1201
West Palm Beach, Florida
33401-4347
            Fax: 561-833-5525

   if to LAM:           c/o South Florida Bioavailability Clinic
11190 Biscayne Boulevard
Miami, Florida
33181-3405
            Fax:  305-895-8616

15.9 All notices shall be deemed to have been duly given and received (i) on the fifth Business Day following the sending thereof by registered mail, or (ii) on the day such telex, cable or facsimile is sent, provided such day is a Business Day, failing which it shall be deemed to be received on the next Business Day.

15.10 In this Agreement, "Business Day" shall mean any day except a day that is a Saturday, a Sunday, or a statutory holiday in the province of Ontario or the State of Delaware.

15.11 The Parties have expressly requested that this Agreement and any related documents, including schedules and exhibits, be drafted in English.

15.12 Each Party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

15.13 A "Change of Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 25% or more of the combined voting power of then outstanding securities; or (B) the stockholders approve a merger or consolidation with or into any other corporation, other than a merger or consolidation which would result in the voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all assets.

Assignment; Change of Control; Partial Assignment.

(a)Neither Party shall transfer or assign this Agreement, in whole or in part, without the prior written consent of the other Party (which shall not be unreasonably withheld), except that
(i)Ixora may, without such consent, assign this Agreement, including all of Ixora's rights and obligations hereunder, to a purchaser of all or substantially all of Ixora's assets that agrees in writing to assume all of Ixora's obligations under this Agreement; and
(ii) LAM may, without such consent, assign this Agreement, including all of LAM's rights and obligations hereunder, to a purchaser of all or substantially all of LAM's assets relating to this Agreement that agrees in writing to assume all of LAM's obligations under this Agreement.
(iii) In the event of any Change of Control, the respective rights and obligations of Ixora and LAM (or any successor to or assignee of LAM's or Ixora's resulting from such Change of Control) under this Agreement shall continue in full force and effect and shall be binding upon and inure to the benefit of such successor or assignee of LAM or Ixora.

(b)If Ixora desires to delegate some but not all of its duties and/or assign some but not all of its rights hereunder to any Affiliate, such transfer shall only be done with LAM's prior consent, which will not be unreasonably withheld, provided Ixora and such Affiliate shall execute and deliver to LAM an undertaking (Affiliates that have executed and delivered such undertaking are referred to as "Delegate Affiliates") with respect to the duties so delegated and/or rights so assigned to any Delegate Affiliate and described in the undertaking executed by such Delegate Affiliate. Ixora shall have the right to require LAM to treat such Delegate Affiliate as if it were Ixora and accord such Delegate Affiliate the same cooperation as is owed to Ixora hereunder and such assigned rights hereunder, but such Delegate Affiliate shall not be deemed a third-party beneficiary of this Agreement and only Ixora may enforce LAM's obligations hereunder. LAM shall likewise be entitled to look to Ixora for performance of any duty delegated to a Delegate Affiliate.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed by its duly authorized representative.

LAM PHARMACEUTICAL CORP.        IXORA BIOMEDICAL COMPANY INC.


Per:___________________May 1, 2000  Per:____________________May 1, 2000
Name: Alan Drizen                   Name: John Easton
Title: President & CEO              Title: President
Authorized Signing Officer                Authorized Signing Officer

Witnessed By:                       Witnessed By:________________________
             -------------------
            K. M. Skoretz                             K. M. Skoretz

                                  Schedule "A"

                                   "Products"

      For the purposes of the foregoing Agreement, "Products" means those products using an application of LAM's proprietary ionic polymer matrix technology and improvements thereof in combination with therapeutic agents, to which Ixora has rights to solely in the "Field of Use" for the treatment of male sexual dysfunction and female sexual dysfunction in humans and animals, described in this Schedule "A" are herein referred to as the "Fields of Use".
Including:

      Products  for the  purposes of section 1.9 of the  Agreement to which this
Schedule is attached include, but are not limited to, substances which address the following types of dysfunctions:

(a)   Female Dryness / Lubrication
(b)   Erectile Dysfunction
(c)   Painful Sex (e.g. vaginismus, etc.)
(d) Such other areas within the Field of Use which may be identified from time to time by LAM or Ixora, including but not limited to:
1.    Premature Ejaculation
2.    Retarded Ejaculation
3.    Stimulation
4.    Orgasm
5.    Sexual Performance Anxiety
6.    Sexual Arousal
7.    Semen Production
8.    Drug induced sexual disorders

                                  Schedule "B"

                                "Patents Rights"



1.    U.S. Patent Application 08/825,121 / U.S. Patent 5,952,006

           Continuation-in-part, U.S. Patent Application 08/536,750 & 08/796,578

Title:      DRUG PREPARATIONS FOR TREATING IMPOTENCY

Inventors:  Drizen et al.

            Reference: 22890-XXX


2.    U.S. Patent Application No. 09/048,335 / U.S. Patent 6,036,977

          Continuation-in-part, U.S. Patent Application 08/536,750 & 08/796,578

Title:                  DRUG PREPARATION FOR TREATING SEXUAL DYSFUNCTION

Inventors:  Drizen et al.

            Reference: 22890-X4


            Also filed in Europe, Canada, Australia, Israel


3.    U.S. Patent Application 09/148,986

            Continuation-in-part of U.S. Patent Application No. 09/048,335

Title:                  DRUG PREPARATIONS FOR TREATING SEXUAL DYSFUNCTION

Inventors:  Drizen et al.

            Reference: 23622

                                  Schedule "C"

                              "Other Patent Rights"


Ixora is granted rights of use of the technology set forth below and to any domineering patents obtained by LAM which cover the Products but only to the extent that the sale of any Product would necessarily infringe said Other Patent Rights.





1.    U.S. Patent Application 08/796,578

      Title:            TOPICAL DRUG PREPARATIONS

      Continuation-in-part of U.S. Patent Application No.  08/536,750

      Inventors:        Drizen et al

      Patent Number:    5,897,880

                                  Schedule "D"

      Expenses incurred or accrued to the end of Jan 31, 1999 of the nature contemplated in Section 1.5(a)
 ===============================================================================


as per letter dated April 7, 2000 from alan Drizen

                                  Schedule "D"

         Expenses incurred or accrued to the end of Jan 31, 1999 of the nature contemplated in Section 1.5(a)
 ===============================================================================


as per fax from Gary Nath totalling $75,580.29 for the period March 1997 through December 1999

                                  Schedule "E"

                              FINANCIAL STATEMENTS
                                (section 9.2(e))

as per Ixora Bio-Medical Co. Balance Sheet as of December 31, 1999

                                  Schedule "E"

                              FINANCIAL STATEMENTS
                                (section 9.2(e))

as per Ixora Bio-Medical Co. Profit and Loss January through December, 1999

                                  Schedule "F"


                 AUTHORIZED CAPITAL STOCK OF IXORA BIOMEDICAL COMPANY INC.
                                (section 3.4(3))



---------------------------------------------------------------------------
     Date         Shareholder     Equity %      # Shares        Share
                                -------------              Capitalization
                                    12/97
                                    12/99
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Dec. 31,1997    J. Easton       55               2,475,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                LAM             45               2,025,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                                                                 4,500,000
---------------------------------------------------------------------------

Dec. 31,1999    J.    Easton    55              2,275,000^
                   et al        41.8               28,000
                                              -----------
                98/99                            2,303,000
                                0.5

                                42.3
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                LAM             45               2,025,000
                                37.2
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                K.    Skoretz   10                 450,000
                   et al        8.3                175,000
                                                   -------
                98/99                              625,000
                                3.2

                                11.5
---------------------------------------------------------------------------
                Ixora                              492,753
                Investors       9.0
---------------------------------------------------------------------------
                                                                 5,445,753
                                100.0
---------------------------------------------------------------------------

                              SHAREHOLDER AGREEMENT

                                                                 Page

ARTICLE I         Definitions                                     1

ARTICLE II        Operating Matters                               4

ARTICLE III       Most Favored Shareholder Status                 5

ARTICLE IV        Dealing in Shares                               6

ARTICLE V         Confidentiality                                15

ARTICLE VI        Securities Legislation Matters                 15

ARTICLE VII       General                                        16

FORM OF DECLARATION FOR REMOVAL OF LEGEND                        24

                     Ixora Shareholder Agreement                  May 1, 2000



THIS SHAREHOLDER AGREEMENT made as of the May 1,  2000


A M O N G:

            LAM PHARMACEUTICALS, INC. a corporation existing under the laws of Delaware

            (hereinafter referred to as "LAM")


            - and -


            John Easton et al

            (hereinafter referred to as "JohnCo")

            - and -

            IXORA BIOMEDICAL COMPANY INC., a corporation existing under the laws of Delaware

            (hereinafter referred to as the "Corporation").


WHEREAS LAM and JohnCo have agreed to define their respective rights as shareholders of the Corporation and to regulate certain matters relating to the organisation and operation of the Corporation by the terms of this agreement.

            NOW, THEREFORE, in consideration of the mutual promises contained herein and the payment of $1.00 by each of the parties hereto to the others, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                 Interpretation


1.1   Definitions

      In this agreement and the recitals hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

      "Arm's Length Party" means a person to which a Shareholde desires to sell all or any part of its Shares;

      "Board" means the board of directors of the Corporation;

      "Business Day" means any day other than Saturday, Sunday and any other day on which the main branch of the Chase Manhattan Bank is not open for business in the City of New York;

          "Common Shares" means the common shares of the Corporation as currently constituted;

      "control" means beneficial ownership, direct or indirect, or the exercise of control or direction over securities of an issuer which:

            (i) carry more than 50% of the voting rights attached to all securities of the issuer which carry rights to vote either under all circumstances or under some circumstances that have occurred and are continuing; and/or

            (ii) amount to more than 50% of the shares of the issuer that entitle the holders thereof, either by their terms or in the discretion of the board of directors of such corporation, to an unlimited amount of dividends and/or which carry a residual right to participate to an unlimited degree in earnings of the issuer and/or in its assets upon liquidation or winding up;

      "Defaulting Purchaser" has the meaning provided in Section 4.2(d);

      "Defaulting Shareholder" has the meaning provided in Section 4.7;

      "Director" means a member of the Board;

      "Initial Public Offering" means the first to occur of the following events:

            (i) the issuance to the public of Securities having an aggregate of gross proceeds of not less than $3,000,000 by the Corporation pursuant to a registration statement or a prospectus or similar document;

            (ii) the amalgamation or merger of the Corporation with a corporation which results in the shareholders of the corporation receiving securities which are traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market including the Over-the-Counter bulletin board market or the Toronto Stock Exchange.

      "Nominee Director" means an individual who has been nominated by a party to this agreement to be a member of the Board;

      "Permitted Transferee" has the meaning provided in Section 4.3 and 4.4;

      "person" means and includes an individual, corporation, general partnership, limited partnership, firm, joint stock company, company, joint venture, syndicate, trust or trustee, association or other form of entity or organization, whether or not a legal entity;

      "Related Person" means, in respect of a person,

(i) any person who is an affiliate (as that term is defined in the rules of the Securities and Exchange Commission);

(ii) any person who is related by blood, adoption or marriage to such person;

(iii) any person controlled by a person described in subparagraph (i); "Securities" means

            (i)   Shares or

(ii) securities capable of conversion or exchange into or carrying a right to purchase or subscribe for any shares of the Corporation;

      "Selling Notice" has the meaning provided in Section 4.2(a);

      "Shareholder" means a holder of a Security who is a party to this agreement at the time the word "Shareholder" is applied and "Shareholders" means all those persons each of which is a Shareholder for the purposes of this agreement at the time the word "Shareholders" is applied;

      "Shares" means shares of any class of the Corporation that may be authorized from time to time;

      "Transfer" means any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which, directly or indirectly, possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing, and the words "Transferred", "Transferring" and similar words have corresponding meanings.

1.2   Sections and Headings

      The division of this agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The term "this agreement", "hereof", "hereunder" and similar expressions refer to this agreement and not to any particular Article, Section or other particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this agreement.

1.3   Time Periods

      When calculating the period of time within which or following which any act is to be done or step taken pursuant to this agreement, the date which is the reference date in calculating such period shall be excluded. If any action or matter is to take place on a day which is not a Business Day, such action or matter shall be sufficiently done for the purposes of this agreement if done on the next Business Day thereafter.

1.4   Extended Meanings

      Words importing the singular number only shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.


                                   ARTICLE II
                                Operating Matters


2.1   Management of the Corporation

      (a) The business and affairs of the Corporation shall be managed by the Board in accordance with the by-laws of the Corporation.

      (b) The Board will consist of such number of Directors as may be determined from time to time (the "Number"), but in no event shall the number of Directors to be elected be less than five (5). The Shareholders shall use all reasonable commercial efforts and shall vote their Shares so that the members of the Board shall be composed of:

            (i) such number of Directors (the "LAM Number") to be nominated by LAM, where the LAM Number shall be the number (rounded to the nearest whole number if such number results in a fraction greater or equal to 2/3, and rounded to the next lowest whole number if such number results in a fraction less than 2/3) which results when the number of directors to be elected is multiplied by the fraction determined by dividing:

(1) the number of Shares held by LAM and its Permitted Transferees at the record date for the calling of a meeting of the Shareholders at which Directors are to be elected;

                  by

(2) the aggregate number of Shares held by all shareholders of the Corporation at the record date for the calling of a meeting of the shareholders at which Directors are to be elected; and

            (ii) such number of Directors to be appointed by JohnCo which is the number which results when the LAM Number is subtracted from the Number.

(c) The replacement for a Director who ceases to hold office shall be nominated in the manner in which his predecessor was selected. If a Nominee Director ceases to hold office between annual meetings, the parties shall use all reasonable commercial efforts (subject to applicable laws and the exercise of powers consistent with the Directors' fiduciary duties) so that the Board shall forthwith fill such vacancy with another nominee Director nominated by the first Nominee Director's nominating Shareholder. If a Shareholder provides written notice to the other Shareholders of such Shareholder's desire to replace some or all of such Shareholder's Nominee Director(s), the Shareholders shall cause such meetings to be held to remove and replace such Nominee Director with the designated replacement.


                                   ARTICLE III
                         Most Favored Shareholder Status


3.1   Pre-Emptive Rights

(a) Neither the Corporation nor any subsidiary of the Corporation shall issue or sell any of its Securities unless such Securities are first offered to each Shareholder by notice in writing (the "Subscription Offer") at a price per Security determined or fixed by a majority of the Directors, so that ratio of

         (w)    the number of the Securities being offered to each Shareholder;

         to

         (x)      the number of the Securities to be issued or sold;

         is as nearly as possible equal to the ratio of:

         (y) the number of the Common Shares held by each Shareholder at the time to

       (z) the number of the Common Shares held by all Shareholders at the time.

       (b)  The Subscription Offer shall:

(i) specify all relevant terms and conditions associated with the Securities proposed to be issued or sold, including the attributes and the price thereof;

(ii) state that if the Subscription Offer is not accepted in writing to the Corporation (the "Acceptance Notice"), will be deemed to be declined five Business Days after the date the Subscription Offer is received by the shareholder); and

(iii) state the proportion of the Securities so offered which the Shareholder is entitled to purchase up to (for greater certainty, a Shareholder may purchase a part only of the Securities so offered to him).

(c) Notwithstanding any other provision of this Article III, the rights granted in this Section 3.1 shall not apply to the sale of the Corporation's Securities priced greater than $0.99 per share (or common stock equivalent in the event of the sale of securities convertible into common stock).


                                   ARTICLE IV
                                Dealing in Shares

4.1   No Transfer of Securities

(a) In addition to all of the other requirements contained herein, the Shareholders shall not and shall not make any agreement to directly or indirectly, Transfer or grant an option on, any of their Securities or their rights under this agreement without first complying with all of the provisions of this agreement other than in respect of a Transfer which satisfies the requirements of Section 4.3. In the absence of such consent, any attempt to accomplish or effect any or all of the acts prohibited hereby shall be null and void. The certificates representing the shares shall be marked with a legend stating that any transfer of the shares represented by such certificate is subject to the provisions of this Agreement.

(b) No proposed dealing in any Securities (including the issuance thereof) in violation of this agreement shall be valid. Such disqualification shall be in addition to and not in lieu of any other remedies to enforce the provisions of this agreement.

(c) Notwithstanding anything else contained herein, every Transfer of all or a portion of the Securities held by a Shareholder, in addition to the requirements of the articles of the Corporation, shall be subject to the condition that the proposed transferee, if not already bound by this agreement, shall first enter into an agreement with the other parties hereto to be bound hereby. For greater certainty, but without limiting the generality of the foregoing, each of the Shareholders shall be bound by the provisions of this agreement in respect of any Securities which may be acquired by such Shareholder after the date hereof in accordance with the provisions of this agreement.

(d) No Shareholder may (except pursuant to Section 4.3) Transfer any Securities unless, in addition to obtaining the consents contemplated in this Section 4.1, such Shareholder also complies with the provisions of Section 4.2 or 4.4. A Transfer pursuant to Section 4.4 is exempt from the provisions of Section 4.2.

(e) No Shareholder may Transfer any Securities unless such Transfer is made in compliance with all applicable laws (including, without limitation, Rule 144 under the US Securities Act of 1933) and all contractual undertakings which the Shareholder may make from time to time with the Corporation.

(f) Except with the written consent of the Corporation, not withstanding the legal ability to do so no Shareholder shall Transfer any Securities directly or indirectly prior to the third anniversary of the date of this agreement or the period specified in 4.1(g), whichever should occur first except as specifically contemplated in sections 4.3 or 4.4 hereof.

(g) If, in connection with the Initial Public Offering, the underwriters or other brokers (collectively, the "Underwriter") retained by the Corporation request as a condition to completing the Initial Public Offering that the Shareholders to enter into a contractual agreement with the Corporation and/or the Underwriter whereby the Shareholders will be restricted in whole or in part from selling some or all of such Shareholders' Securities for a period of time not to exceed eighteen
         (18) months, the Shareholders shall comply with such request.

Right of First Refusal

(a)  (i) In the event  that any  Shareholder  (hereinafter  referred  to in this
     Section 4.2 as the "Offeror") in good faith receives an offer from (which offer it wishes to accept), or wishes to make an offer to, (either such offer being hereinafter in this Section 4.2 referred to as the "Offer") an Arm's Length Party (including another Shareholder or some other Shareholders), which party shall be identified as the principal prospective offeror who has offered to acquire beneficial ownership of such Securities, to purchase or sell any or all of the Securities then owned by the Offeror shall forthwith give to the other Shareholders (hereinafter in this Section
     4.2 sometimes collectively referred to as the "Offerees" and sometimes individually referred to as an "Offeree") notice (hereinafter in this
     Section 4.2 referred to as a "Selling Notice") of its intention to sell such Securities accompanied by a true copy of the Offer which shall identify the principal on whose behalf the Offer is made in the event the Offer is made by or to an agent.

            (ii)  Each  Selling  Notice shall be deemed for the purposes of this
                  Section 4.2 to be a separate Selling Notice in respect of each class of Securities the Offeror proposes to sell.

(b) Upon notice in accordance with the provisions of Section 4.2(a) having been given, each of the Offerees shall have 15 Business Days from the date when such notice shall be deemed to have been received by such Offeree within which to give to the Offeror a notice (hereinafter in this Section 4.2 referred to as a "Purchase Notice") that it agrees to purchase all of the Securities referred to in the Offer (or such lesser number of the Securities as such Offeree may specify in a Purchase Notice) on the same terms and conditions as are contained in the Offer, provided that:

            (i) if more than one of the Offerees shall have given Purchase Notices, they shall be deemed, unless they otherwise in writing agree among them, to each offer to purchase the lesser of (x) the number of Securities as such Offeree specified in its Purchase Notice, and (y) that proportion of the class and number of Securities of the Offeror referred to in the Offer which is determined by using the following formula:

   Number of Securities of            Number of Common Shares Held by Offeree
                                      ---------------------------------------
   particular Class Referred  X       Total Number of Common Shares Held by
   to in Offer                        Offerees Giving Purchase Notice


                  provided, however, that any Offeree may, in its Purchase Notice, indicate that it is prepared to purchase Securities referred to in the Selling Notice in excess of such Offeree's proportionate entitlement (and indicating therein the maximum number of Securities which the Offeree is prepared to acquire), and if in respect of any Offerees (hereinafter referred to as the "Minor Offerees") the number of Securities referred to in subparagraph 4.2(b)(i)(x) is less than the number of Securities referred to in subparagraph 4.2(b)(i)(y), (the Securities resulting from such difference being hereinafter referred to as the "Remaining Securities"), any Offeree other than a Minor Offeree may purchase that proportion of the Remaining Securities as is determined having regard to the calculation provided for in subparagraph 4.2(b)(i)(y), disregarding the Securities held by the Minor Offerees (or in such other proportions as may be agreed upon by the Offerees other than the Minor Offerees). The foregoing procedures shall be repeated as often as is necessary until either one or more of the Offerees have elected to acquire all of the Securities referred to in the Selling Notice or until there remain Securities which no Offeree has elected to purchase; and

            (ii) if any of the Offerees shall not have given a Purchase Notice pursuant to the provisions hereof, then such Offerees shall be deemed for all purposes to have refused to purchase the Securities offered by the Offeror.

      (c) The closing of any transaction contemplated by Section 4.2(b) hereof shall take place at the offices of the Corporation at the hour of 10:00 o'clock in the forenoon of the date set by the Offeror in the Selling Notice for the closing of the transaction (herein sometimes referred to as the "Closing Date" or the "Closing") which, subject to Section 4.2(d), shall not be earlier than the 10th day nor later than the 20th day following the last day upon which a Purchase Notice could have been given by any Offeree.

(d) In the event that an Offeree (hereinafter in this Section 4.2 sometimes referred to as the "Defaulting Purchaser") shall fail to complete the aforesaid transaction in accordance with the terms and conditions of the Offer, the Purchase Notice and this agreement, the Offeror, in addition to any other rights or remedies to which it may be entitled against the Defaulting Purchaser, shall have the right immediately after the date scheduled for completion of the transaction, to keep or deal with the Securities which the Offeror would have sold to the Defaulting Purchaser had the Defaulting Purchaser not defaulted; provided that if more than one Offeree has given a Purchase Notice, the closing of all transactions contemplated by Section 4.2(b) shall be delayed to a time as hereinafter provided and the Offeror shall give written notice to such other Offerees who have given Purchase Notices (hereinafter in this Section 4.2(d) referred to as "Non-Defaulting Offerees") of the default by the Defaulting Purchaser and the Offeror shall not be entitled to sell the Securities which the Offeror would have sold to the Defaulting Purchaser had the Defaulting Purchaser not defaulted unless such Non-Defaulting Offerees shall not have agreed to purchase, pro rata in proportion to their existing holdings of such Securities (disregarding holdings of Shareholders other than Non-Defaulting Offerees) or in such other proportions as they may agree, such Securities from the Offeror in accordance with the terms and conditions of the Offer and this agreement within five days of their receipt of such notice. The closing of any transaction contemplated by
     Section 4.2(b) (other than one involving a Defaulting Purchaser) and any transaction pursuant to this Section 4.2(d) shall take place as contemplated by Section 4.2(c) except that the Closing Date shall not be earlier than the 10th day nor later than the 15th day following the last day upon which a Non-Defaulting Offeree could have agreed to purchase the Securities which were to have been purchased by the Defaulting Purchaser.

      (e) In the event that the Offerees in the aggregate elect not to purchase, or are deemed by reason of the provisions of this agreement to have refused to purchase, all the Securities referred to in the Offer, the Offeror may, accept or make the Offer and proceed to sell the Securities referred to therein provided that:

(i) the Offeror sells the Securities at a price and on and in accordance with the terms and conditions contained in the Offer;

            (ii) the transaction contemplated by the Offer closes within a period of 90 days following the last day upon which a Purchase Notice could have been given by any Offeree;

            (iii) the Offeror sells to the Arm's Length Party named in the Offer as the principal to whom or on whose behalf the Offer was made; and
            (iv) the Arm's Length Party to whom the Offeror sells the Securities, contemporaneously with the purchase of the Securities, covenants and agrees with all the Shareholders and the other parties to this agreement to be bound by the terms and conditions of this agreement as if it were an original party hereto.

      (f) If the Offeror fails to close the sale of the Securities within the said period of 90 days, then the Offeror may not sell the Securities unless it again first complies with the provisions contained in this
            Section 4.2 hereof.


4.3   Transfers to Legal Personal Representatives

      Nothing contained in this agreement shall prevent one or more legal personal representatives (such one or more legal personal representatives being hereinafter in this section called the "Trustees") of a Shareholder from becoming registered as a shareholder or shareholders in respect of any Securities beneficially owned by the Shareholder at the time of the death of such Shareholder or the Transfer of any such Securities standing in the name of the Trustees of the Shareholder upon any change of Trustees to the Trustees for the time being of the Shareholder, providing always that such Trustees shall be bound by the provisions of this agreement. The Trustees may Transfer any Securities that were owned by such Shareholder to the beneficiaries of his estate. Transfers permitted pursuant to this
      Section 4.3 may be effected without complying with Section 4.2 so long as the Trustees and such beneficiaries, as the case may be, covenants and agrees with all the Shareholders and the other parties to this agreement to be bound by the terms and conditions of this agreement as if it were an original party hereto.

4.4   Permitted Transferees

(a) Notwithstanding any other provision of this agreement, other than Section 4.3, but subject always to Section 4.1,

            (1) each Shareholder shall be entitled after giving notice to the other Shareholders and to the Corporation to Transfer all or any part of the Securities beneficially owned by it to a corporation (the "transferee"), provided that (i) the transferor covenants to remain bound by the terms of this agreement as if it continued to be a Shareholder of the Corporation and perform such obligations to the extent that the Permitted Transferee fails to do so, to the extent that Shareholder is able to do so, (ii) the transferor or John Easton {or persons who are Related Persons to the transferor or John Easton} controls the transferee and directly or indirectly holds a majority of the voting interests of such transferee, and the only other shareholders of the transferee are the transferor, John Easton and/or persons who are Related Persons to the transferor or John Easton, as the case may be,
                  (iii) the transferee becomes bound by the terms of this agreement as if it were an original party hereto and (iv) the transferor and the transferee covenant to the Corporation and to the other Shareholders that (1) each shall continue to ensure that the condition in item (ii) above continues to be correct so long as the transferee owns any Shares and (2) the transferor shall not Transfer any of the shares in the capital of the transferee without first transferring ownership of its Securities from the transferee back to the transferor;

            (2) each Shareholder shall be entitled after giving notice to the other Shareholders and to the Corporation to Transfer all or any part of the Securities beneficially owned by it to a trust (the "transferee"), provided that (i) the sole trustee of the transferee is the Shareholder or John Easton, (ii) the transferor covenants to remain bound by the terms of this agreement as if it continued to be a Shareholder of the Corporation and perform such obligations to the extent that the Permitted Transferee fails to do so, to the extent that Shareholder is able to do so, (iii) the sole beneficiaries of the transferee are the transferor, John Easton, and/or persons who are Related Persons to the transferor or John Easton, as the case may be, (iii) the transferee becomes bound by the terms of this agreement as if it were an original party hereto and (iv) the transferor and the transferee covenants to the Corporation and to the other Shareholders that each shall continue to ensure that the condition in item (ii) above continues to be correct so long as the transferee owns any Shares; and

            (3) JohnCo and each Permitted Transferee of JohnCo shall be entitled after giving notice to the other Shareholders and to the Corporation to Transfer all or any part of the Securities beneficially owned by it to John Easton or a person who is a Related Person of John Easton (the "transferee"), provided that (i) the transferor covenants to remain bound by the terms of this agreement as if it continued to be a Shareholder of the Corporation and perform such obligations to the extent that the Permitted Transferee fails to do so, to the extent that Shareholder is able to do so, (ii) the transferee becomes bound by the terms of this agreement as if it were an original party hereto.

            Each of the transferees referred to in this Section 4.4(a) are hereinafter referred to as the "Permitted Transferee" of such Shareholder, which term shall include an initial or subsequent Permitted Transferee of such transferee. A Permitted Transferee of a Shareholder shall at all times be entitled to retransfer any or all of the Securities to such Shareholder, who shall be deemed to be a Permitted Transferee for such purposes.

      (b) Notwithstanding the completion of any sale of the Securities by a Shareholder to a Permitted Transferee pursuant to subsection 4.4(a), that Shareholder shall continue to be bound by all the obligations hereunder as if it continued to be a Shareholder of the Corporation and perform such obligations to the extent that the Permitted Transferee fails to do so, to the extent that Shareholder is able to do so.


4.5   General Provisions for Purchase and Sale

(a) For the purposes of closing a transaction of purchase and sale of Securities as contemplated by this Article, in the event that the person who is obligated to sell his Securities pursuant to the terms hereof (the "Seller") neglects or refuses to close, the prospective purchaser (hereinafter in this Section 4.5 sometimes referred to as the "Purchaser"), ipso facto, without notice shall, in addition to any other recourse provided by law or otherwise for the benefit of the Purchaser, have the right but not the obligation to close, without the Seller, upon payment to the accountants of the Corporation for the account of the Seller the purchase price of the Seller's Securities; and for that purpose, the Seller shall be deemed to have irrevocably constituted the Purchaser the Seller's true and lawful attorney to complete the transaction and to complete and execute each and every document necessary in that behalf.

(b) If at a relevant time of Closing, the Seller shall be indebted to the Corporation, the Seller shall be deemed to have directed the Purchaser to pay to the Corporation that amount of such indebtedness which is equal to that percentage of the Shares owned by the Seller which are being sold to the Purchaser provided that the Purchaser shall not be required to pay to the Corporation any amount in excess of the purchase price otherwise payable by it to the Seller. To the extent that the Purchaser makes any such payment to the Corporation, such payment shall reduce the indebtedness of the Seller to the Corporation and reduce the amount payable by the Purchaser to the Seller in respect of the purchase price. If, following any such payment by the Purchaser to the Corporation in respect of the Seller's indebtedness, the amount of the Seller's indebtedness to the Corporation has not been reduced by at least the same percentage as the percentage of the Shares owned by the Seller which are being sold to the Purchaser, the Seller shall make a payment to the Corporation in cash or by certified cheque at the time of Closing to reduce its indebtedness by at least such percentage, and the Purchaser shall, at its option, not be required to complete any purchase of the Sellers Securities unless and until the Seller shall have made the payment.

(c) The Corporation shall give written notice to a Purchaser at least seven days before the time of Closing (or such shorter period of time as the Purchaser may agree) of the amount of a Seller's indebtedness to the Corporation payable by the Purchaser pursuant to Section 4.5(b). Such amount shall be determined from the books of the Corporation and shall be certified by the Corporation's accountants and the Purchaser shall be entitled to rely on any such notice which it receives from the Corporation. If the Corporation does not give any written notice to the Purchaser of the Seller's indebtedness to the Corporation, then the Purchaser shall be entitled to pay the entire amount of the purchase price to the Seller provided that no such failure to give notice by the Corporation shall prejudice the right of the Corporation to require payment of any indebtedness to it by the Seller if any in fact exists.

      (d) At the relevant time of Closing, the Purchaser shall pay to the Seller the required amount of the purchase price payable on Closing by cash or certified cheque unless this agreement otherwise provides, or subject to any adjustment as determined by Section 4.5(b) and (c), less any liability to which the Purchaser may be subject by virtue of applicable statutory withholding provisions, if applicable and deliver over any other documents required for the completion of the transaction, and the Seller shall:

            (i) deliver to or cause to be delivered to the Purchaser the certificates representing the Shares and Securities to be sold to the Purchaser, duly endorsed in blank for transfer;

            (ii) deliver a certificate to the Purchaser pursuant to which the Seller shall warrant that it has good and marketable title to the Shares and Securities being purchased free and clear of all liens, charges, claims, encumbrances, security interests or any other rights or interests of any other person and has full power and authority and is otherwise entitled to complete the sale, which warranties shall survive completion of the purchase and sale; and

            (iii) deliver  to  the  Purchaser   evidence   satisfactory  to  the
                  Purchaser  as  to  the  Seller's   residency  for  income  tax
                  purposes.

                                    ARTICLE V
                                 Confidentiality

5.1   Confidentiality

      Each Shareholder acknowledges that it will have access to and may be entrusted with information and trade secrets and know-how concerning the business of the Corporation and the present and contemplated services and techniques of the Corporation, the disclosure of any of which information or trade secrets or know-how to others or to the public will be highly detrimental to the best interests of the Corporation. Each Shareholder further acknowledges and agrees that the right to maintain the secrecy of such information and trade secrets and know-how constitutes a proprietary right which the Corporation is entitled to protect. Accordingly, each Shareholder further covenants and agrees that at all times during the term hereof and at all times thereafter he will hold all of the foregoing information, trade secrets and know-how in secrecy. Without limiting the generality of the foregoing, except as permitted by the Corporation, each Shareholder agrees that it shall not at any time divulge, disclose or communicate, directly or indirectly, to any person, or use for his own benefit or for the benefit of anyone other than the Corporation or an affiliate thereof, any trade secrets of the Corporation; any client or potential client identities and contacts; client or potential client lists; client or potential client financial, business or personal information; the client's, potential client's or the Corporation's or any subsidiary's research; and financial and business information relating to the Corporation its affiliates, their businesses, their clients or their potential clients. The provisions of this Article shall not apply to any information which is conveyed to all or substantially all of the shareholders of the Corporation.

                                   ARTICLE VI
                         Securities Legislation Matters

6.1 Prior to the acquisition of any shares of the Corporation, any prospective shareholder agrees represents and warrants to the Corporation that:

      (a) Acquisition. The prospective shareholder is acquiring such Shares for its own account and without the view to the distribution thereof within the meaning of the US Securities Act of 1933 (the "Securities

            Act") or with any present intention of distributing or selling any of such Shares except in compliance with the Securities Act.

(b) No Registration. The prospective shareholder understands that (x) such Shares (i) have not been and may not be registered under the Securities Act or any state securities laws, (ii) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, (iii) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and
     (iv) must be held by the prospective shareholder indefinitely, (y) there is not currently any trading market for the Shares and there can be no assurances that the Shares will be listed on any exchange or quoted on any quotation system, and (z) the prospective shareholder must therefore bear the economic risk of the investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. The prospective shareholder understands that such Shares are restricted securities under the Securities Act. The prospective shareholder agrees that if it decides to offer, sell or otherwise transfer any of such Shares, such Shares may be offered, sold or otherwise transferred only (A) to the Corporation, (B) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, (C) within the United States in accordance with the exemption from registration under the 1933 Act provided by Section 4(i) thereunder, if applicable, or (D) with the prior written consent of the Corporation, pursuant to another exemption from registration under the 1933 Act, and in compliance with any applicable state securities laws. The prospective shareholder further understands that the exemption depends upon, among other things, the bona fide nature of the investment intent of the prospective shareholder expressed herein. Pursuant to the foregoing, the prospective shareholder acknowledges that the certificates representing any Shares of the Corporation acquired by it shall bear the following restrictive legends:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH
                  SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT,
                  (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM

                  REGISTRATION UNDER THE 1933 ACT, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES OR OTHER MARKETS.";

            provided, that if Shares are being sold under paragraph (b)(B) above, any such legend may be removed by providing a declaration to the Corporation and its registrar and transfer agent to the effect set forth in Exhibit A hereto (or as the Corporation may prescribe from time to time); and provided, further, that, if any such Shares are being sold under paragraph (b)(C) above, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

                                   ARTICLE VII
                                     General

7.1   Amendments and Waivers

      No modification, variation, amendment or termination by mutual consent of this Agreement and no waiver of the performance of any of the responsibilities of any of the Shareholders shall be effected unless such action is taken in writing and is signed by the Corporation together with Shareholders holding a majority of the Common Shares held by JohnCo and his Permitted Transferees and by Shareholders holding a majority of the Common Shares held by LAM and its Permitted Transferees. No amendment to this agreement shall be valid or binding unless set forth in writing and duly executed by the Corporation and such requisite Shareholders. No waiver of any breach of any provision of this agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.


 7.2  Severability

      Each of the covenants, provisions, Articles, Sections, subsections and other subdivisions hereof is severable from every other covenant, provision, Articles, Section, subsection and the invalidity or unenforceability of any one or more covenants, provisions, Articles, Sections, subsections or subdivisions of this agreement shall not affect the validity or enforceability of the remaining covenants, provisions, Articles, Sections, subsections and subdivisions hereof.

7.3   Time of Essence

      Time shall be of the essence of this agreement.


7.4   Notice

      Any notice or other written communication required or permitted hereunder shall be in writing and:

(a) delivered personally to the party or, if the party is a corporation, an officer of the party to whom it is directed;

      (b) sent by registered mail, postage prepaid, return receipt requested (provided that such notice or other written communication shall not be forwarded by mail if on the date of mailing the party sending such communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, including the existence of an actual or imminent postal service disruption in the city from which such communication is to be mailed or in which the address of the recipient is found); or

(c) sent by telecopier if and only if a telecopier number is set out as applicable to that person.

      All such notices shall be addressed to the party to whom it is directed at the following addresses:

      (A)   to  JohnCo:

            198 Walnut Avenue, Unit 10
            Toronto, Ontario
            M6J 2N6

      (B)   to LAM:

            c/o South Florida Bioavailability Clinic
            11190 Biscayne Boulevard
            Miami, Florida
            33181-3405
            (C)   to the Corporation:

            Northbridge Centre
            515 North Flagler Drive
            Suite 1201
            West Palm Beach, Florida
            33401-4347



      or at such other address or telecopier number as the other party may from time to time direct in writing, and any such notice shall be deemed to have been received, if telecopied, on the first Business Day after sending or, if sent by registered mail, on the fifth Business Day after mailing or, if delivered, upon the date of delivery. If normal mail service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof.


 7.5  Entire Agreement

This agreement, together with the agreements referred to herein, constitutes and contains the entire and only agreement among the parties relating to the matters described herein and supersedes and cancels any and all previous agreements and understandings between all or any of the parties relative hereto. Any and all prior and contemporaneous negotiations, memoranda of understanding or position, and preliminary drafts and prior versions of this agreement, whether signed or unsigned, between the parties leading up to the execution hereof shall not be used by any party to construe the terms or affect the validity of this agreement. There are no representations, inducements, promises, understandings, conditions or warranties express, implied or statutory, between the parties other than as expressly set forth in this agreement.

7.6   Further Assurances

      The Shareholders shall collectively cause such meetings of the Corporation to be held, votes cast, resolutions passed, by-laws enacted, documents executed and acts and things done to cause the operations and activities of the Corporation to be conducted in accordance with the terms of this agreement. Where the provisions of the articles, by-laws or resolutions of the Corporation or any of its subsidiaries are inconsistent with the terms and conditions of this agreement, the terms and conditions of this agreement shall govern to the extent permitted by law. The Shareholders shall at all times carry out and shall take such action to cause the Corporation to carry out the provisions of this agreement. Without limiting the generality of the foregoing, the Shareholders shall vote at all meetings of shareholders of the Corporation and act in all other respects in connection with the corporate proceedings of the Corporation so as to ensure that the provisions of this agreement are complied with and so as to ensure that, subject to the other provisions hereof, the Nominee Director of each Nominating Shareholder is elected and appointed and maintained in office from time to time as a member of the Board. The Shareholders shall each vote their Shares and take any other corporate action which they are required or permitted to take as shareholders of the Corporation only in accordance with the provisions of this agreement. Each of the Shareholders will, to the extent that it is permitted by law to do so, cause the Board to act and vote in order that the purpose, intent and provisions of this agreement shall be carried out. Provided that a Shareholder has acted and voted in accordance with the foregoing provisions of this Section 7.6, such Shareholder shall incur no liability in respect of the Corporation's failure to comply with the provisions of this agreement.


7.7   Application of Agreement

      (a) This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns. The Corporation shall have no obligations hereunder and is only a party hereto for the purposes of taking the benefit of the Shareholders' covenants contained herein.

      (b) No dealing of any nature or type contemplated in Section 4.1 or otherwise in this agreement in any Securities by any Shareholder which is otherwise permitted or provided for by the terms of this agreement shall be effected or entered on the registers of the Corporation unless the person with whom the Shareholder is so dealing has become a party to this agreement or has agreed to be bound by all of the terms hereof.

(c) The parties hereto agree that the provisions of this agreement relating to Securities shall apply mutatis mutandis to any Securities into which the

     Securities may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated and to any Securities which are received by the parties hereto as a stock dividend or distribution payable in Securities of the Corporation or any of its subsidiaries, as the case may be, and to any Securities of the Corporation or any of its subsidiaries, as the case may be, or of any successor or continuing company or corporation to the Corporation or any of its subsidiaries, as the case may be, which may be received by the parties hereto on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

7.8   Term

      Except  as   hereinafter   provided,   this   agreement   shall   continue
      indefinitely, unless terminated by mutual agreement in writing by all the Shareholders. This agreement shall terminate upon:

      (a)   the dissolution of the Corporation; or

(b)  one Shareholder becoming the beneficial owner of all of the Securities; or

      (c)   the date of the Initial Public Offering.

      Except as provided in Section 4.4, at the later of (i) the time any Shareholder disposes of the last of his Securities pursuant to the terms of this agreement, and (ii) the time any Shareholder no longer holds any instrument which by its terms entitles such Shareholder to acquire Securities, such party shall be deemed to cease to be a party hereto, and shall cease to be entitled to any rights, and shall cease to be subject to any responsibilities, hereunder (except rights and responsibilities which have arisen prior to such time).

      Notwithstanding the foregoing provisions of this section, the provisions of sections 4.1(e), (f) and (g) and of Article VI shall remain in full force and effect notwithstanding the termination of all other provisions hereof.

7.9   Governing Law

      This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

7.10  Execution and Counterparts

      This agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. This agreement may be executed by any person who is from time to time to become a party hereto by signing a counterpart hereof, each of which counterparts shall be deemed to be an original, and such counterparts together shall constitute a single instrument.


            IN WITNESS WHEREOF the parties have executed this agreement.


                            LAM PHARMACEUTICALS, INC.



                                    Per:  ________________________May 1, 2000
                                                Name: Alan Drizen
                                                Title: President & CEO
                                          Authorized Signing Officer

                                    {JOHNCO}



                                    Per:  _________________________May 1, 2000
                                                Name: John Easton
                                                Title: President
                                          Authorized Signing Officer


                                    IXORA BIOMEDICAL COMPANY, INC.



                                    Per:  _________________________May 1, 2000
                                                Name: K. M. Skoretz
                                                Title: C.O.O.
                                          Authorized Signing Officer

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:         Ixora Biomedical Company Inc. (the "Corporation")

The undersigned (a) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Canadian Dealing Network, The Toronto Stock Exchange, the Montreal Exchange, the Vancouver Stock Exchange or the Alberta Stock Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.


Dated:
                                Name of Seller

                                By:
                                Name:
                                Title:

                            Securities to which this
                                Declaration Relates:
                                -----------------------------------------------
                          {describe: Number and Class}